    As filed with the Securities and Exchange Commission on October 23, 1998
                              Registration No. 333-
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          OMNICORDER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                                     (8099-02-01)                         (11-3386214)
(State or other jurisdiction               (Primary Standard Industrial               (I.R.S. Employer
incorporation or organization)                 Classification Code)                   Identification No.)

                             ----------------------

                                25 East Loop Road
                        Stony Brook, New York 11790-3350
                                 (516) 444-6499
               (Address, including zip code and telephone number,
        including area code of registrant's principal executive offices)

                             ----------------------

                                  Mark A. Fauci
                 Chairman, President and Chief Executive Officer
                                25 East Loop Road
                        Stony Brook, New York 11790-3350
                                 (516) 444-6499
                     (Name, address, including zip code and
           telephone number, including area code of agent for service)

                             ----------------------

                                               Copies to:
            Richard A. Lippe, Esq.
             Allan Grauberd, Esq.                                 Benjamin M. Polk, Esq.
Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C.             Whitman Breed Abbott & Morgan LLP
              190 Willis Avenue                                       200 Park Avenue
           Mineola, New York  11501                             New York, New York  10166


         Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective.
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: _____
         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: ____

                             ----------------------


                                                   CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                            Proposed Maximum      Proposed Maximum
Title of Securities                      Amount to be       Offering Price        Aggregate Offering          Amount of
to be Registered                         Registered(1)      Per Share (2)         Price (1)(2)(3)             Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01
per share............................  1,265,000 shares      $     10               $12,650,000                 $3,731.75
=================================================================================================================================

(1) Includes 165,000 shares of Common Stock issuable upon exercise of an over-allotment option granted to the Underwriters.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.
(3) Includes shares of Common Stock issuable pursuant to warrants granted to the Underwriter. The warrants entitle the Underwriter to purchase a number of shares of Common Stock equal to 10% of the aggregate number of shares of Common Stock issued in the Offering. These warrants are exercisable at 120% of the public offering issue price.

                             ----------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

                             Initial Public Offering
                                   Prospectus

                      OMNICORDER TECHNOLOGIES, INC. [LOGO]

                        1,100,000 Shares of Common Stock
                                 [$ ] per share

This Investment Involves a High Degree of Risk. You Should Purchase Shares Only if You Can Afford a Complete Loss. See "RISK FACTORS" Beginning on Page .

                                  The Offering

                        Per Share    Total
                        ---------    -----

                                                  Omnicorder Technologies,
                                                  Inc. provides advanced
Public Price.........                             screening services and
Underwriter                                       clinical information for
 Discount............                             the early detection and
Proceeds to Company..                             management of breast
                                                  cancer and other diseases.


                            Proposed Trading Symbol:
                         NASDAQ SmallCap MarketSM - OCTI
                         Pacific Coast Stock Exchange -

We currently anticipate that the initial public offering price will range between $8.00 and $10.00 per share.

We have granted Cambridge Capital, LLC, who will act as the principal underwriter, an over-allotment option to buy up to [ ] ______ additional shares, equal to 15% of the number of shares sold in this offering, at the underwriter discount per share, for a period of 45 days from the date that this prospectus becomes effective.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.[left margin-in red]

                   CAMBRIDGE CAPITAL, LLC [STOCK LOGO TO COME]
October ___, 1998

                      The Front Wave of Health Technology


         Photo                                             Female

          Of                        +                     Silhouette

        Camera



          =                 Colored Picture
                           Of Digital Breast

"The Company believes that the Omnicorder system will accurately detect, in 5-10 minutes, breast cancer tumors substantially earlier and more accurately than present methods. The system can be deployed in any physician's office and requires no physical contact."


                                 [COMPANY LOGO]

                               PROSPECTUS SUMMARY


         The following summary is qualified in its entirety by and should be read in conjunction with the more detailed information and financial statements, including accompanying notes, appearing elsewhere in this Prospectus.

         This Prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "may," "will," "anticipate," "believe," "estimate" or "continue" or other variations and comparable terminology. The statements in "RISK FACTORS" are cautionary statements. They identify important factors, with respect to forward-looking statements, that could cause actual results to differ materially from those forecasted in such statements.

         We will provide, free of charge and upon written or oral request of anyone receiving this Prospectus, a copy of any of the information that was incorporated by reference in the Prospectus (not including exhibits, unless the exhibits are themselves specifically incorporated by reference). Such requests should be directed to Omnicorder Technologies, Inc. at its address listed at the end of this Summary, Attn: Investor Relations.

                                   The Company

         Omnicorder Technologies, Inc. (the "Company") is a development stage company incorporated in 1997 to engage in the business of providing innovative screening services and clinical information for the early detection and management of breast cancer and other diseases. The Company's initial endeavor, using a patented technology called Dynamic Area Telethermometry ("DAT(TM)"), provides a painless, non-contact, radiation-free screening and diagnostic service for the early detection and management of breast cancer. The Company believes that the DAT technology will provide physicians with increased diagnostic capability, thus reducing the number of unnecessary surgical biopsies and mistaken diagnoses.

         Recent statistics published by the American Cancer Society show that 1 in 9 women in the United States will develop breast cancer over their lifetime. The American Cancer Society also estimates that in 1998 some 178,700 new cases of breast cancer will be diagnosed among women in the United States. An estimated 1,600 cases will be diagnosed among men. Breast cancer is the second leading cause of cancer death in women, exceeded only by lung cancer. It is the leading cause of cancer death among women aged 40 to 55. The American Cancer Society estimates that, in 1998, there will be about 43,900 deaths from breast cancer in the United States.

         Early detection of cancerous tumors is the key factor in reducing mortality rates among women who develop breast cancer. Currently, the most popular methods for early detection of breast cancer include breast self-examination, breast examination by a physician and x-ray mammography. While breast self-examination and breast examination by a physician are recommended by the American Cancer Society, generally these methods tend to detect cancer at a more advanced stage, often requiring more invasive treatment and resulting in higher mortality rates.

         After breast examination, X-ray mammography is the most common method of clinical detection and diagnosis. However, x-ray mammography has various drawbacks:

         o it relies on the detection of the presence of a calcified mass.

         o approximately 70% false positive diagnoses; in other words 70% of women diagnosed with a positive x-ray mammography finding will undergo a surgical biopsy which will indicate that the x-ray finding was wrong.

         o x-ray mammography will not detect cancer in 25% to 45% of pre-menopausal women who have cancer and 10% to 20% of post-menopausal women who have cancer.

         o x-ray mammography can be a physically uncomfortable and intrusive process.

         o x-ray mammography requires irradiation of the breast which, over time, can increase the risk of cancer.

                  The Company believes DAT has significant advantages over x-ray mammography and other existing breast cancer screening modalities, including:

         o        earlier detection of breast cancer.

         o a significant reduction of false positives which in turn will reduce the number of surgical biopsies.

         o        a significant reduction of false negatives.

         o elimination of risks posed by x-ray irradiation of the breast as well as elimination of discomfort, pain and/or bruising which occurs during the breast compression procedure used for x-ray mammography.

         o an approximate 25% to 50% cost-reduction per examination when compared with x-ray mammography.



         DAT detects physiological changes in a woman's breasts caused by cancer, utilizing new patented infrared sensor technology provided under exclusive license to the Company by the Lockheed Martin Corporation and the California Technology Institute's Jet Propulsion

Laboratory. This detector technology, originally developed for the Department of Defense's Ballistic Missile Defense Initiative (sometimes referred to as "Star Wars"), is 50 times more sensitive than previously available infrared detectors, and it can collect data ten times more rapidly than the best of previously available technology. These capabilities enable DAT to analyze temperature variations with cameras operating at over 100 frames per second and measure temperature differences of .001 degrees centigrade, a 2,000 times improvement in temperature sensitivity over contact thermography. As discussed later in this Prospectus, these capabilities are critical in observing the physiological changes which DAT analyzes to detect cancerous tumors.

         The data collected will be analyzed utilizing DAT methods and software, which was invented by Professor Michael Anbar. The DAT technology is patented and under exclusive license to the Company. Professor Anbar is one of the world's foremost authorities on biomedical applications of infrared imaging.

         During the DAT screening examination, the patient is positioned in front of a custom-designed camera which records infrared light that is passively emitted from the body. The data collected by the camera is then analyzed using the Company's proprietary software which will interpret the data according to the diagnostic principles of DAT. The Company believes the DAT System can detect minute disease related physiological changes in the breasts which occur as a result of the release of nitric oxide by breast cancer cells.

DAT. The results of this analysis will be provided to the patient's doctor. The examination is anticipated to take less than 10 minutes.

         The Company intends to make its service available in both specialists' offices (radiologists, surgeons and oncologists) and select primary care providers' offices. The healthcare provider will be furnished with the following components of the DAT System:

         o a custom built infrared camera, computer workstation and related hardware.

         o        proprietary diagnostic software.

         o        a secure information distribution network.

         o        comprehensive training provided by the Company.

         o        maintenance, service and upgrades

         The Company intends to sell regional licenses to market the DAT System to large healthcare provider organizations which will, in turn, deliver the Company's breast cancer screening service through their network of primary and specialist physicians. The Company will provide the DAT System for a license fee, which it estimates will range from $500,000 to $1,500,000, depending on the population of the region and the terms of the license. This license fee will include the cost to the licensee of the components of the DAT System.

         The Company anticipates that the fee to the patient for an initial screening examination will be approximately $50.00-$75.00. The Company will receive a fee of approximately 50% of this amount from the provider for each initial screening examination. The balance of the examination fee will be retained by the provider. These fees may vary.

         The device to be employed in the DAT System requires clearance from the United States Food and Drug Administration (the "FDA") before it can be marketed. The Company intends to initially rely on a type of FDA clearance to market adjunct (supplementary) diagnostic devices which it hopes to obtain by mid-1999. This type of clearance allows companies to market devices that are used together with an existing approved method. The Company will then request FDA approval for marketing the DAT System as a stand-alone diagnostic tool, a process anticipated to take two years from the time the Company receives FDA clearance to market its service as an adjunct to existing diagnostic methods.

         The Company has not realized any revenues to date or marketed any products or services to date, and some components of its technology are still under development. The Company has recently begun a 3,000 women field test which is anticipated to be conducted at leading hospitals and universities, including hospitals affiliated with the State University of New York at Buffalo -- Millard Fillmore Hospitals and Buffalo General Hospital, the State University of New York at

Stony Brook, The Strang Cancer Prevention Center in New York City, Dana Farber Medical Center and Memorial Sloan-Kettering Hospital in New York City, and possibly others.

                                  The Offering

Common Stock offered by the
      Company .....................

Common Stock Outstanding
      after the Offering (1).......

Use of Proceeds....................      To fund research and development,
                                         repayment of Bridge Notes, purchase
                                         of capital equipment and for
                                         working capital and general
                                         corporate purposes. See "Use of
                                         Proceeds".

Risk Factors and Dilution..........      An investment in the shares of
                                         Common Stock offered hereby
                                         involves a high degree of risk
                                         and immediate and substantial
                                         dilution.  Prospective
                                         investors should carefully
                                         consider the matters set forth
                                         under the captions "RISK
                                         FACTORS" and "DILUTION."

Proposed Nasdaq Small Cap Market
      Symbol.........................    [OCTI]

-------------
(1) Does not include (i) 190,667 shares of common stock reserved for issuance upon the exercise of outstanding warrants at an exercise price of $3.40 per share (ii) 400,000 shares of Common Stock reserved for issuance upon exercise of stock options granted or to be granted under the 1998 Stock Option Plan of which options to purchase 39,600 shares of common stock were outstanding and exercisable at September 30, 1998 at an exercise price of $3.40 per share (iii) 250,000 shares of common stock reserved for issuance pursuant to outstanding warrants ("Bridge Warrants"), exercisable at $6.00 per share (iv) 44,000 shares of Common Stock reserved for issuance upon vesting as per the Caltech License Agreement and (v) any additional shares which may be issuable pursuant to anti-dilution provisions of certain outstanding securities. See "Certain Relationships and Related Transactions" and "Shares Eligible for Future Sale". Unless otherwise indicated, the information in this Prospectus does not give effect to the exercise of the Underwriters' over-allotment option.

OmniCorder Technologies, Inc.'s principal offices are located at 25 E. Loop Road, Stony Brook, NY 11790-3350. Its telephone number is (516) 444-6499.


                             Summary Financial Data

      The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations data for the period from February 7, 1997

(inception) through December 31, 1997 are derived from the Company's audited Financial Statements included elsewhere in this Prospectus. The statement of operations data for the period from February 7, 1997 (inception) through September 30,1997 and the nine months ended September 30, 1998 and the balance sheet data at September 30, 1998 have been derived from unaudited financial statements and include all adjustments (consisting of only normal recurring adjustments) that the Company considers necessary for a fair statement of the results for such interim periods. The operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results to be expected for the full year or for any future period.

                                             Period from                  Period from
                                          February 7, 1997             February 7, 1997             Nine months
                                         (inception) through          (inception) through              ended
                                             December 31,                 September 30,             September 30,
                                         --------------------          ------------------           -------------
                                                1997                          1997                     1998
     Statement of Operations Data:
     Operating expenses:
       Research and development                 $    20,000               $    11,600               $   338,647
       General and administrative                    42,069                    34,079                   207,349
       Related party legal expense                   81,447                    29,332                    97,165
                                                -----------               -----------               -----------
          Total operating expenses                  143,516                    75,011                   643,161
     Loss from operations                          (143,516)                  (75,011)                 (643,161)
     Interest expense                                  --                        --                     131,250
                                                -----------               -----------               -----------
          Net loss                              $  (143,516)              $   (75,011)              $  (744,411)
                                                -----------               -----------               -----------
     Basic and diluted net loss
     per common share                           $     (0.09)              $     (0.04)              $     (0.35)
                                                -----------               -----------               -----------
     Weighted average
     shares used in per share
     computation (see Note 2 of
     Notes to Financial Statements                1,683,482                 1,672,000                 2,188,866
                                                -----------               -----------               -----------


                                                           September 30, 1998
                                                   Actual                   As Adjusted (1)
                                              ------------------            ---------------

     Balance Sheet Data:

     Cash                                       $   479,468               $ 7,942,468

     Working capital                                440,193                 7,905,276

     Total assets                                   999,076                 8,339,159

     Total debt                                     125,000                      --

     Total liabilities                              295,028                   170,028

     Stockholders' equity                           704,048                 8,169,131

(1) The as adjusted balance sheet data as of September 30, 1998 gives effect to (i) the sale of the Shares offered hereby at an assumed initial offering price of $9.00 per share and the application of the net proceeds received therefrom; and (ii) the repayment of the Bridge Notes and the related effect of the write-off of $625,000 of unamortized debt discount and $122,917 of unamortized debt issuance costs incurred in connection with the Bridge Financing. See "SHARES ELIGIBLE FOR FUTURE SALE and "Use of Proceeds."




                                  RISK FACTORS

      An investment in the Common Stock offered hereby involves a high degree of risk. Prospective investors should consider carefully the following factors, in addition to the other information included in this Prospectus, before purchasing any of the shares offered hereby.

      Development Stage; Continuing Operating Losses. The Company was incorporated in February 1997 and is in the development stage. As such, the Company is subject to all of the business risks associated with a new enterprise, including constraints on the Company's resources, lack of established banking, supplier and distribution relationships and uncertainties regarding product development and future revenues.

      Since its inception, the Company has engaged in research and development activities, raising capital, negotiating various license agreements (see "BUSINESS - Licensing and Patents"), and has conducted a limited field test of the DAT System. The Company has not derived any revenue from operations and has incurred losses since inception, of approximately $918,000 through September 30, 1998, all of which has been funded by equity and debt financing. The Company does not anticipate deriving any revenue from operations until such time as the DAT System is available for commercial delivery as an adjunct to existing diagnostic methods, which is expected to occur in the 4th calendar quarter of 1999. The Company anticipates incurring significant costs in connection with bringing the DAT System to market. See "BUSINESS" and "RISK FACTORS - Significant Capital Requirements; Need for Additional Financing."

      The Company's ability to operate its business successfully will depend on a variety of factors, some of which are outside the Company's control, including:

o     physician and/or consumer preferences.

o the application of regulatory requirements of the FDA and similar regulatory requirements.

o competition from existing and newly developed alternative screening technologies.

o     the actual and perceived efficacy of the DAT System.

o the Company's ability to maintain a constant supply of infrared cameras and other components utilized in the DAT System.

      The likelihood of success of the Company must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and early phase of operation of a new business and the competitive environment in which it will operate. There can be no assurance regarding when or whether the Company will successfully implement its business objectives or that the Company will achieve profitability.

      Dependence Upon Successful Commercialization of the DAT System. The sale of services which incorporate the DAT System, together with regional licenses to provide the DAT System for breast cancer applications, will be the Company's principal proposed revenue sources for at least the first two years from the closing of the Offering. These services have not yet been commercially introduced. The Company has only conducted limited field tests to date. See "BUSINESS - DAT's Efficacy." There can be no assurance that the DAT System will be effective or that it will be more effective than competing services and/or technologies, that it will be capable of being delivered in commercial quantities at acceptable costs or that the DAT System will be successfully marketed. If the DAT System is not successfully commercialized for breast cancer applications, it is likely that the Company's business, financial condition and results of operations would be materially and adversely affected. In such event, the Company would have to seek out other commercial endeavors for the DAT System, including its use in the diagnosis of other diseases; however, there can be no assurance that such endeavors would be successful. See "BUSINESS - Other DAT Applications."

      Uncertainty of Market Acceptance. There can be no assurance that physicians or the medical community in general will accept and use the DAT System or any other products or services developed by the Company. The degree and rate of acceptance and market penetration which the Company achieves will depend on many variables including, but not limited to, establishing acceptance of DAT within the medical community by demonstrating its clinical safety, efficacy and cost advantages as compared with existing cancer detection technologies. Similar risks may confront other products or services developed by the Company in the future. Failure of the Company's products or services to gain market acceptance will have a material adverse effect on the Company's business, financial condition and results of operations. See "BUSINESS
- Competition."

      The Company anticipates that a substantial period of time may be required to convince caregivers that DAT is an effective adjunct to x-ray mammography, the current dominant screening method. This process may be further affected by the tremendous investment that has been made in x-ray mammography equipment and the interests of other entities which participate financially in the provision of x-ray mammography to the public. More significant opposition may be encountered with respect to the Company's attempt to receive FDA approval to use the DAT System as a stand-alone method of diagnosis (see "RISK FACTORS Government Regulation" below). While the Company believes that FDA approval to market the DAT System as a stand-alone method will be dependent on the merits of clinical trials, it is conceivable that even with such approval, acceptance of DAT as a stand-alone method may be difficult to achieve because of resistance in the medical community fostered by the entrenchment of x-ray mammography.

      Significant Capital Requirements; Need for Additional Financing. The Company's capital requirements in connection with its product development and marketing activities will be significant. The Company will be dependent upon the proceeds of the Offering to fund its development and initial commercialization activities, including the 3,000 women field test recently begun. The Company believes, but there can be no assurance, that the proceeds of the Offering will be sufficient to fund the Company's operating requirements for a period of approximately 24 months after the closing of the Offering. See "USE OF PROCEEDS."

      The Company's future liquidity and capital funding requirements will depend on numerous factors, including:

      o    the results of clinical studies.

      o    the extent to which the DAT System gains market acceptance.

      o    the costs and timing of commencement and expansion of sales.

      o    the Company's marketing and manufacturing activities.

      o    competition to the DAT System.

      There can be no assurance that additional capital will be available on terms acceptable to the Company, or at all.

Furthermore, any additional equity financing will be dilutive to stockholders, and debt financing or equipment lease financing, if available, may include restrictive covenants, including financial maintenance covenants, restricting the Company's ability to incur additional indebtedness. The failure of the Company to raise capital, or engage in equipment lease financing or other debt financing on acceptable terms when needed, could have a material adverse effect on the Company's business, financial condition and results of operations.

      Technology Development Incomplete. The Company has not yet completed development of all components of the DAT System. Specifically, development of the Company's diagnostic software, and the integration of components of the infrared camera are still in progress. The Company anticipates, but there can be no assurance, that this development will be completed in six to nine months. Any development effort, however, is subject to unanticipated challenges that may alter anticipated development schedules.

      In addition, the Company is currently negotiating a license with a third party for its information network software. See "BUSINESS - Information Network." The Company requires an information network to allow physicians and medical centers designated by the Company to communicate with respect to analysis of test results of screening examinations. The integration of this network software with the diagnostic software of the DAT System will require several months of development, which can only commence once the Company secures a license for the network software, a process that is underway, but not yet complete. The Company estimates that this integration will take approximately six to nine months from the time the Company obtains a license for the required network software. The Company believes that, if the current agreement it is negotiating to procure network software is not successfully completed, it will be able to readily find alternative sources or be able to develop the required software with its own personnel, but either alternative may cause several months delay in the commercialization of the DAT System. See "BUSINESS - Information Network."

      Limited Marketing Experience; Limited Personnel. The Company currently has limited marketing experience and limited financial, personnel and other resources to undertake the extensive marketing activities necessary to market the DAT System. The Company's ability to generate revenue from the licensing of the DAT System will be dependent upon, among other things, its ability to manage an effective sales organization. The Company will need to develop a sales force and a marketing group with technical expertise to coordinate marketing efforts. In addition, there can be no assurance that the Company will be able to market its products or services effectively through an in-house sales force, independent sales representatives, through arrangements with an outside sales force, or through strategic partners. See "BUSINESS Marketing" and "MANAGEMENT."

      Government Regulation; No Assurance of Regulatory Approvals. The Company's products and manufacturing activities are subject to extensive government regulation, both in the United States and abroad (see "BUSINESS - Government Regulation"). The manufacture, packaging, labeling, advertising, promotion, distribution, and sale of the Company's products are subject to regulation by numerous national and local governmental agencies in the United States and other countries.

      In the United States, the U.S. Food and Drug Administration (FDA) regulates the Company's products under the Federal Food, Drug, and Cosmetic Act (FDC Act) and regulations promulgated thereunder. The Company's products are also subject to regulation by, among others, the U.S. Department of Agriculture and the Environmental Protection Agency. Advertising and other forms of promotion and methods of marketing of the Company's products are subject to regulation by the U.S. Federal Trade Commission (FTC), which regulates these activities under the Federal Trade Commission Act (FTC Act). The manufacture, labeling, and advertising of the Company's products are also regulated by various state and local agencies as well as those of each foreign country to which the Company distributes its products. See "BUSINESS - Government Regulation" for a description of various regulatory issues and an explanation of the terms used below. The risks associated with these regulatory issues include the following:

         (i) Telethermographic systems and their components and accessories are currently classified as Class I devices that require a premarket notification under Section 510(k) of the the Federal Food, Drug and Cosmetic Act (FFDC ACT), when they are intended for "adjunctive diagnostic screening for detection of breast cancer or other uses . . . .", under 21 C.F.R. 884.2980(a)(2). If used as a stand alone, i.e., primary means of diagnostic screening for breast cancer, such devices are classified as Class III devices requiring an Approved Premarket Approval application (PMA) before marketing.

         The Company hopes to obtain 510(k) market clearance from the FDA to market the DAT System as an adjunct to existing breast cancer screening modalities. In order to obtain clearance for marketing under section 510(k), the FDA must be able to conclude that the Company's device is substantially equivalent to a legally marketed device. The FDA may require additional data to support making a substantial equivalence determination, and there is no assurance that the FDA will find the Company's device substantially equivalent.

         If the FDA finds that the device is not substantially equivalent, a risk based classification designation may be pursued to place the device into class I or class II. However, if a timely request is not made for a risk based classification after receipt of a not substantially equivalent letter or if, after a risk based classification, the FDA determines that a class III designation is appropriate, a PMA will be required to be approved before the device may be marketed. The process of obtaining a PMA is lengthy, expensive, and uncertain and typically requires, among other things, extensive clinical data from a well-controlled clinical trial.

         (ii) In addition, for devices cleared for marketing under Section 510(k) the FDC Act and regulations require manufacturers to obtain new FDA 510(k) clearances for devices when, among other things, there is a major change in the intended use or a change to the design, material, composition, energy source, or manufacture of a legally marketed device that could significantly affect its safety or effectiveness. Changes to approved devices under the PMA process require approved supplements for device changes that affect safety or effectiveness. Manufacturers are responsible for making the initial determination regarding whether or not changes require subsequent submissions and approvals or clearances. At the administrative level, FDA has the final say of whether an additional clearance or approval is necessary for changes to devices, and there can be no assurance that the agency will agree with a decision by the company that changes to a device do not require FDA review and clearance or approval.

         In the event FDA were to require the filing of a new 510(k) notification, a PMA, or a PMA supplement for a change, the Company would be prohibited from marketing the modified DAT System until the FDA reviews and clears or approves the new 510(k) notification, PMA, or PMA supplement. The Company anticipates that changes to the DAT System will be necessary in connection with the ramping up of the Company's production cycle, and on an ongoing basis. Some or all of these changes may require FDA 510(k) clearance or PMA approval. Failure to obtain timely or any clearance or approval for marketing of the Company's medical devices could have a material adverse effect on the Company's business, financial condition and results of operations.

         (iii) The FDA also requires that manufacturing conform to strict quality assurance standards required by Good Manufacturing Practices ("GMP") regulations. A new set of regulations, called the Quality Systems Regulations, went into effect June 1, 1997. The regulations require that medical device manufacturers comply with various requirements, including those pertaining to design controls, purchasing controls, organization and personnel, buildings, environmental control, cleaning and sanitation, equipment and calibration of equipment, purchasing and acceptance of supplies, components and services, manufacturing specifications and processes, reprocessing of devices, labeling and packaging, in process and finished device inspection and acceptance, device failure investigations, and recordkeeping requirements including complaint files. GMP requirements are enforced via periodic FDA inspections of device facilities. The Company believes, but there can be no assurance, that the Company and its suppliers will attain and maintain compliance with these standards. Further, any changes in manufacturing facilities or methods may require a PMA supplement or a new premarket notification submission under Section 510(k).

      (iv) FDA's law and regulations additionally require Medical Device Reports to the agency of device-related deaths, serious injuries, and malfunctions, the recurrence of which would likely cause death or serious injury. These reports can cause FDA to take various regulatory actions, including inspections, recalls, and patient/physician notifications. Medical Device Reports are a major information input to the FDA and often the basis of agency enforcement action. Because such reports are publicly available they can also become a basis of private tort suits, icluding class actions. Medical Device Reports, depending upon their significance, could have a material adverse effect on the Company's ability to market its products.

      (v) In addition, the nature of marketing claims the Company will be permitted to make in labeling or advertising regarding the DAT System is limited to those specified in an FDA clearance or approval and claims beyond those cleared or approved will constitute violation of the FDC Act. Noncompliance with any applicable FDA requirements can result in, among other things, PMA withdrawal, recisson of a premarket notification clearance, voluntary or mandatory recall, voluntary or mandatory patient or physician notification, seizure of products, fines, injunctions, and/or civil and criminal penalties. The FDA also has the authority to request repair, replacement, or refund of the cost of any devices manufactured or sold by the Company. Any of these sanctions may have a material adverse effect on the Company's business, financial condition, and results of operations, and could materially adversely affect the Company's ability to successfully market its products.

      (vi) The Company's advertising of its products also is subject to regulation by the FTC under the FTC Act. Section 5 of the FTC Act prohibits unfair methods of competition and unfair or deceptive acts or practices in or affecting commerce. Section 12 of the FTC Act provides that the dissemination or the causing to be disseminated of any false advertisement pertaining to medical devices is an unfair or deceptive act or practice. Under the FTC's "substantiation doctrine," an advertiser is required to have a "reasonable basis" for all product claims at the time the claims are first used in advertising or other promotions. Failure to adequately substantiate claims may be considered either as a deceptive or unfair practice. Pursuant to this FTC requirement, the Company is required to have adequate substantiation for all advertising claims made about its products. The type of substantiation necessary will be dependent upon the product claims made.

      The FTC has a variety of processes and remedies available to it for enforcement, both administratively and judicially, including compulsory process authority, cease and desist orders, and injunctions. FTC enforcement could result in orders requiring, among other things, limits on advertising, consumer redress, divestiture of assets, rescission of contracts, and such other relief as may be deemed necessary. Violation of such orders could result in substantial financial or other penalties. Any such action by the FTC could materially, adversely affect the Company's ability to successfully market its products.

      (vii) In markets outside the United States, prior to commencing operations or marketing its products, the Company may be required to obtain approvals, licenses, or certifications from a country's ministry of health or comparable agency. The Company must also comply with product labeling and packaging regulations that vary from country to country. These activities are also subject to regulation by various agencies of the countries, states, and other localities in which the Company's products are sold.

      The Company cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can it determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on its business in the future. Any or all such requirements could have a material adverse effect on the Company.

      Dependence on Third Party Manufacturers. The Company has used third parties to manufacture and deliver the infrared cameras and other components used in field tests, and it intends to continue to do so for the DAT System and any other products which the Company may seek to develop. Such third parties must adhere to the current GMP regulations enforced by the FDA through its facilities inspection program and such third-parties' facilities are subject to FDA inspection. There can be no assurance that third parties on which the Company depends for the manufacture of the DAT System will be able to comply with the GMP regulations when a required FDA inspection occurs or will be able to maintain such compliance. Such a failure to comply could significantly delay the FDA's 510(k) clearance or PMA application approval for the DAT System, which failure could have a material adverse effect on the Company's business, financial condition and results of operations. See "BUSINESS Government Regulation."

      The qualification of additional or replacement suppliers for certain components or services is a lengthy process. If the Company encounters delays or difficulties with its third-party suppliers in producing, packaging or distributing the DAT System, market introduction and subsequent sales of the DAT System may be adversely affected. The Company would also then have to seek alternative suppliers. If that happens, there can be no assurance that the Company will be able to readily enter into alternative supply arrangements at commercially acceptable rates, if at all.

      While the Company believes it has located adequate sources of supply for all components of the DAT system, there can be no assurance that such sources will be able to maintain supply of all components as required by the Company. If the Company is unable to obtain or retain qualified third-party manufacturers on commercially acceptable terms, it may not be able to commercialize the DAT System as planned. The Company's dependence on third parties for the manufacture of its products may adversely affect the Company's profit margins and its ability to develop and deliver its products on a timely and competitive basis. See "BUSINESS - Supplies."

      Patents and Proprietary Information. The Company, in accordance with the Professor Anbar License Agreement, the Caltech License Agreement and the Lockheed Martin License Agreement (see "BUSINESS - Licensing and Patents"), holds exclusive rights to certain biomedical applications of issued and pending patents. These issued and pending patents cover the DAT System as a device for use in the early detection and management of breast cancer and other diseases. There is no guarantee that the pending patents will issue, and if they do, which claims, if any, will be allowed by the United States Patent Office. Some of the Caltech patent claims initially submitted have been disallowed by the U.S. patent office due to potential conflicts with prior art. The claims have been resubmitted, with the appropriate supporting documentation, for reconsideration by the patent office. There can be no assurance that the pending or issued patents will provide meaningful protection from competition. The Company's policy is to protect its technology by, among other things, obtaining patent rights for technology that it considers important to the development of its business, utilizing other proprietary methods and know-how in association with its technology and requiring each employee and key consultant to execute a confidentiality agreement. There can be no assurance that the Company's confidentiality agreements and other safeguards will protect its proprietary information and trade secrets or provide adequate remedies for the Company in the event of unauthorized use or disclosure of such information, or that others will not be able independently to develop such information.

      In addition, if the Company becomes involved in litigation to enforce its intellectual property rights, such litigation can be a lengthy and costly process causing diversion of effort and resources by the Company and its management with no guarantee of success. One company, which has not yet received FDA approval to market its product, is employing a methodology which may infringe on the Anbar Patent. The Company has not yet determined whether it will take legal action with respect to this possible infringement. See "BUSINESS - Competition."

      Other companies may have been or will be issued patents for similar technologies that may prevent the licensing of the Company's products or require licenses and the payment of royalties by the Company, although the Company has no information indicating that these circumstances exist. It is possible that after the patents that the Company owns or controls expire (which will not occur in the United States for 16 years in the case of the Anbar Patent, and 14 years in the case of the patent licensed under the Lockheed Martin Agreement), other companies, may adopt the concept and/or design embodied in the DAT System and seek to compete with the Company. If that should occur, the Company would have to rely on name recognition, product acceptance, quality control, additional patent protection, if any, and the effectiveness of its distribution and marketing in order to compete successfully, and there can be no assurance that the Company will be able to do so. Although to date no claims have been brought against the Company alleging that the DAT System infringes the intellectual property rights of others, and the Company is not aware of any such claims or potential claims, there can be no assurance that such claims will not be made against the Company in the future, or that, if made, such claims will not be successful. Further, even an issued patent may, under exceptional circumstances, be set aside or nullified. In addition to any potential monetary liability for damages, the Company could be required to obtain and pay for a license in order to continue to manufacture or market the DAT System or could be enjoined from making or selling the DAT System if such a license were not made available on acceptable terms. If the Company becomes involved in such litigation, it may require the expenditure of significant Company resources, and if such a claim were successful, the Company's business, financial condition and results of operations could be materially adversely affected.

      Competition. The Company is not aware of any devices currently on the market which will be capable of competing directly with the DAT System, although several new companies are developing technologies aimed at the same market niche as DAT, and there may be others of which the Company is unaware (see "BUSINESS - Competition"). The Company's potential competitors may succeed in developing products that are more effective or less costly (or both) than the Company's products, and such competitors may also prove to be more successful than the Company in manufacturing, marketing, and sales. Some of the Company's potential competitors may be large, well-financed and established companies that have greater resources than the Company, and, therefore, may be better able than the Company to compete for a share of the market even in areas in which the Company may have superior technology. See "BUSINESS - Competition."

      The Company also competes with existing diagnostic alternatives, most notably x-ray mammography (see "RISK FACTORS - Uncertainty of Market Acceptance"). Significant barriers to the Company's success are posed by these existing alternatives. See "BUSINESS - Competition".

      Technological Obsolescence. The market for high technology disease detection and monitoring devices, such as the DAT System, is characterized by rapid changes and evolving industry standards, often resulting in product obsolescence or short product life cycles. Accordingly, the ability of the Company to compete will depend on its ability to introduce the DAT System to the marketplace in a timely manner, and to enhance and improve it.

There can be no assurance that the Company's competitors will not develop technologies or products that render the DAT System obsolete or less marketable. It is also possible that the Company will not be able to successfully enhance its proposed products or technology or adapt them satisfactorily to changing market conditions.

      Dependence on Qualified Personnel. The success of the Company is dependent on the continued efforts of its founder, Mark Fauci. The loss of Mr. Fauci's services could have a material adverse effect on the Company's operations. The Company has obtained $4,000,000 of key person life insurance on Mr. Fauci, although there can be no assurance that this coverage will be maintained at reasonable cost. Mr. Fauci is 39 years old and in good health.

      While Professor Anbar invented DAT, and while the Company believes that he has been and will continue to be an important resource for the Company, the Company does not believe that the loss of Professor Anbar's services would materially, adversely affect the Company. The Company believes that since Professor Anbar has published his work, has transferred or licensed all relevant intellectual property rights to the Company and is substantially delegating the development of the DAT System to other Company personnel, the loss of his services may delay the commercialization of the DAT System, but for a period the Company anticipates would be no more than six months. The Company has not obtained key-man insurance on Professor Anbar and has no plans to do so.

      The success of the Company is also dependent upon its ability to hire and retain additional qualified scientific, sales, marketing and managerial personnel. The Company will only have limited personnel as of the close of the Offering. See "MANAGEMENT." The Company intends to utilize a variety of recruitment channels to locate qualified personnel and to offer appropriate compensation packages to attract and retain such personnel. Competition for such personnel is intense in the Company's industry, and there can be no assurance that the Company will be able to attract and retain qualified personnel.

      Uncertainties Regarding Third-Party Reimbursement and Health Care Reform. Hospitals, medical clinics and physicians' offices that provide breast cancer screening and diagnostic services generally rely on third-party reimbursements, such as those provided by Medicare, Medicaid and private health insurance plans, to pay for some or all of the costs of such services. The policies of these entities vary greatly in their reimbursement practices. Whether a particular procedure qualifies for third-party reimbursement depends upon many factors including the safety and effectiveness of the procedure. Reimbursement may be denied if a medical device is experimental or is used for a non-approved purpose. There can be no assurance that third-party reimbursement will be available for the DAT System or that any part of the cost of services provided by the DAT System will be covered by such reimbursement. During the past several years, the major third-party payors for hospital services have substantially revised their payment methods to contain health care costs. The Company believes that the current pressures for medical cost containment have resulted in uncertainty in the healthcare industry with respect to Federal and State reimbursement programs. Reimbursement standards and rates may change in the future. Although the Company believes that licensed services which incorporate the DAT System will be widely reimbursed by third-party payors in the future, the Company believes that its services will be affordably priced and will be utilized irrespective of third party reimbursements. However, the failure of users of the DAT System to obtain adequate reimbursement from third-party payors may significantly impede the Company's growth.

      Risk of Product Liability Claims. The nature of the Company's products may expose the Company to product liability risks. Although the Company has obtained $2,000,000 of product liability insurance coverage and plans to obtain at least $5,000,000 of such coverage before sales of licensed services which incorporate the DAT System begin, such insurance is becoming increasingly expensive. There can be no assurance that such insurance will provide adequate coverage against product liability claims. In addition, certain of the Company's key license agreements require such coverage to be maintained once the Company begins selling licensed services. While no product liability claims are pending or threatened against the Company to date, a successful product liability claim against the Company in excess of its insurance coverage could have a material adverse effect on the Company's business, financial condition or results of operations.

      Limitation of Liability and Indemnification. The Company's Certificate of Incorporation limits, to the maximum extent permitted by the Delaware General Corporation Law ("Delaware Law"), the personal liability of directors for monetary damages for breach of their fiduciary duties as directors, and provides that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law. Section 145 of the Delaware Law provides that a corporation may indemnify a director, officer, employee or agent made or threatened to be made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. Delaware Law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Company's Certificate of Incorporation have no effect on the availability of equitable remedies, such as injunction or rescission, for a director's breach of the duty of care.

      The Company may enter into indemnification agreements with its directors and officers which may require the Company, among other things, to indemnify such directors and officers against liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      Absence of Prior Public Market; Possible Volatility of Stock Price; Determination of Offering Price. Prior to the Offering, there has been no public market for the Common Stock. Although the

Company has applied for listing of the shares of Common Stock offered hereby on the Nasdaq Small Cap Market (see "No Assurance of Continued Nasdaq Listing" below), there can be no assurance that an active trading market will develop or be maintained. The market prices for securities of medical technology companies have historically been volatile. Factors that could cause the market price of the Common Stock to fluctuate substantially include but are not limited to:

o     future technological innovations.

o     new commercial products.

o     results of clinical testing.

o     changes in regulation.

o     litigation and public concerns as to product safety.

o     period-to-period fluctuations in financial performance.

o     fluctuations in securities markets.

      Such price changes have often been unrelated to the operating performance of the affected companies. These broad market fluctuations may adversely affect the market price of the Common Stock.

      The initial public offering price for the shares of Common Stock offered hereby will be determined by negotiations between the Company and Cambridge Capital, LLC ("Cambridge"), the principal underwriter of the Offering (see "UNDERWRITING") and may bear no relationship to the price at which the Common Stock may trade after completion of the Offering. Factors which may be considered in determining the initial public offering price include but are not limited to:

o the information set forth in this Prospectus and otherwise available to Cambridge.

o the history of and the prospects for the industry in which the Company operates.

o     the assessment of the Company's management.

o     the past and present operations of the Company.

o     the prospects for future earnings of the Company.

o     the present state of the Company's development.

o the general condition of the securities markets at the time of the Offering.

o the recent market prices of and the demand for publicly traded common stock of generally comparable companies.

      A decline in the trading price of the Common Stock could also impact negatively upon the Company's ability to raise additional equity capital in the future.

      Possible Anti-Takeover Effects of Delaware Law. The Company is subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner or unless the interested stockholder acquires at least 85% of the corporation's voting stock (excluding shares held by certain designated stockholders) in the transaction in which it becomes an interested stockholder. A "business combination" includes mergers, asset sales and other transactions resulting in financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within the previous three years did own, 15% or more of the corporation's voting stock. This provision of the Delaware law could delay and make more difficult a business combination even if the business combination would be beneficial, in the short term, to the interests of the Company's stockholders and also could limit the price certain investors might be willing to pay in the future for shares of Common Stock of the Company.

      Availability of Preferred Stock for Issuance. In addition to authorized shares of Common Stock, the Company's Certificate of Incorporation, authorizes the issuance of up to 1,000,000 shares of Preferred Stock. The Board of Directors of the Company may at any time determine to issue shares of Preferred Stock with rights and preferences to be set by the Board of Directors in its sole discretion. The rights and preferences of any such Preferred Stock may be superior to those of the Common Stock and thus may adversely affect the rights of the holders of Common Stock. The Company has certain restrictions on its ability to issue securities, including the Preferred Stock, for a period of 24 months after the Offering without the consent of Cambridge. See "UNDERWRITING" and "DESCRIPTION OF SECURITIES - Preferred Stock."

      Control of Founding Stockholder. After giving effect to the Offering, Mark Fauci, the Company's founder, will beneficially own _____% of the outstanding Common Stock. As a result, Mr. Fauci will be able to effectively control virtually all matters requiring approval by the stockholders of the Company, including amendments of the Certificate of Incorporation, the approval of mergers or similar transactions and elections of all directors. In addition, Mr. Fauci is one of the five current directors of the Company. See "MANAGEMENT" and "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

      Shares Eligible for Future Sale. Upon completion of this Offering, the Company will have __________ shares of Common Stock outstanding (______ shares if the Underwriters' over-allotment option is exercised in full). The ______ shares offered hereby (______ shares if the Underwriters' over-allotment option is exercised in full) will be freely tradeable without restrictions or further registration under the Securities Act, except for any shares purchased by "Affiliates" of the Company, as such term is defined in Rule 144 promulgated under the Securities Act. The outstanding shares of Common Stock prior to the Offering are

"restricted securities" within the meaning of Rule 144. Restricted securities may only be sold in private transactions or pursuant to Rule 144. See "SHARES ELIGIBLE FOR FUTURE SALE." In addition, an aggregate of 480,267 shares are issuable upon the exercise of outstanding stock options and warrants, 44,000 shares are reserved for issuance to a licensor of intellectual property utilized by the Company, and 360,400 shares of Common Stock are reserved for issuance under the 1998 Stock Option Plan (as defined below). All of such shares will be restricted securities when issued, unless registered.

      The Company and each of the stockholders of the Company, as well as all holders of options or warrants to purchase Common Stock have agreed that they will not, without prior written consent of Cambridge, directly or indirectly, offer, sell, pledge, grant any option to purchase, or otherwise sell or dispose of any shares of Common Stock or any other securities convertible into, or exercisable for shares of Common Stock or other similar securities of the Company, which they owned prior to the Offering, for a period ranging between six months and two years after the Offering. Cambridge may, in its sole discretion, at any time and without prior notice, permit resale of all or any portion of the shares of Common Stock subject to such agreements. In any event, subject to registration rights discussed below, the shares of Common Stock owned by the stockholders of the Company prior to the Offering, including shares of Common Stock issuable pursuant to warrants and options, may only be sold in accordance with the restrictions of Rule 144. See "SHARES ELIGIBLE FOR FUTURE SALE." Sales of substantial amounts of Common Stock (including shares issued upon the exercise of outstanding warrants and options) in the public market after the Offering or the prospect of such sales could adversely affect the market price of the Common Stock and may have a material adverse effect on the Company's ability to raise any necessary capital to fund its future operations. Cambridge will also receive Underwriter's warrants upon completion of the Offering. See "UNDERWRITING."

      Investors in the Company's private placement completed in early 1998 (the "Private Placement") were granted certain registration rights. These rights will enable these investors to "piggy-back" the registration of their shares, aggregating 202,396 shares of Common Stock, to any other registration statement (except on Forms S-4 or S-8) the Company has filed, if market conditions permit. The Private Placement investors are also entitled to request registration on an abbreviated form known as Form S-3, which will generally be available one year after the Offering, and those investors may request registration on Form S-3 once every six months, for a maximum of three times. The Private Placement investors were granted the right to receive additional shares of Common Stock for a period of two years after their initial purchase, if the Company issues Common Stock, or securities convertible into Common Stock, at a price of less than $3.40. The number of shares would be that amount which such persons would have received had they purchased shares of Common Stock at such lower price, using the same dollar amount of their initial investment.

      Investors holding warrants they received in a bridge financing completed in August 1998, entitling them to purchase in the aggregate up to 250,000 shares of Common Stock, hold similar rights to those of investors in the Private Placement, except that their right to request registration on Form S-3 can be exercised a maximum of three times. These warrants are not exercisable until 12 months after the Offering. These warrants also have "weighted average" anti-dilution protection for issuance of Common Stock or securities convertible into Common Stock at less than $6.00 per share.

      Cambridge currently has the right to purchase 12,467 shares of Common Stock pursuant to currently exercisable warrants which it received for its efforts in the Private Placement. Cambridge is entitled to "piggy-back" registration rights with respect to the shares underlying these warrants. See "SHARES ELIGIBLE FOR FUTURE SALE," Cambridge will also have registration rights with respect to Underwriter's Warrants and underlying shares of Common Stock it receives in connection with the Offering.

      No shares or shares underlying warrants or options outstanding prior to the Offering are being registered in the Offering. See "UNDERWRITING."

      Generally, registration of shares pursuant to the above specified registration rights agreements are at the Company's expense.

      No Assurance of Nasdaq Small Cap Listing. The Board of Governors of the National Association of Securities Dealers, Inc. has established certain standards for the initial listing and continued listing of a security on the Nasdaq Small Cap Market. The standards for initial listing require, among other things, that an issuer have net tangible assets of $4,000,000; that the minimum bid price for the listed securities be $4.00 per share; that there be a minimum of 300 "round lot" holders; that the minimum market value of the public float (the shares held by non-insiders) be at least $5,000,000; that the public float be at least 1,000,000 shares; and that there be at least three market makers for the issuer's securities. The Company believes, but there can be no assurance, that it will meet these standards upon completion of the Offering.

      The maintenance standards require, among other things, that an issuer have net tangible assets of at least $2,000,000; that the minimum bid price for the listed securities be at least $1.00 per share; that the minimum market value of the "public float" be at least $1,000,000; that the public float be at least 500,000 shares; and that there be at least two market makers for the issuer's securities.

      A deficiency in either the market value of the public float or the bid price maintenance standard will be deemed to exist if the issuer fails the individual stated requirement for thirty consecutive trading days, with a 90-day cure period. There can be no assurance that the Company will continue to satisfy the requirements for maintaining a Nasdaq Small Cap listing. If the Company's securities were to be excluded from Nasdaq, the prices of such securities and the ability of holders to sell them would be adversely affected, and the Company would be required to again comply with the initial listing requirements to be relisted on Nasdaq.

      If the Company is unable to satisfy Nasdaq's maintenance requirements and the price per share of its Common Stock were to drop below $5.00, then unless the Company satisfied certain net asset and revenue tests, the Company's securities would become subject to certain "penny stock" rules promulgated by the Securities and Exchange Commission. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination of suitability of the investor purchasing the penny stock.

      No Dividends. The Company has never declared or paid any cash dividends on its Common Stock and does not intend to pay any cash dividends in the foreseeable future. See "Dividend Policy."

      Dilution. Purchasers of the Common Stock offered hereby will suffer immediate and substantial dilution of $6.64 in the net tangible book value per share of the Common Stock from the initial public offering price. See "DILUTION."

      Lack of Experience of the Underwriter. While the principals of Cambridge have had prior experience in firm commitment underwriting and underwriting syndicates at other brokerage firms, Cambridge, which commenced operations in 1996, has not acted as an underwriter, in a public offering of securities. Cambridge's lack of experience may have an adverse impact on its ability to market the securities offered hereby as well as the development and maintenance of a trading market for the Company's securities following the Offering. Cambridge intends to make a market in the Company's securities. Cambridge's inexperience may result in its inability to correctly utilize overallotment, stabilization and market maintenance strategies that more experienced underwriters utilize to assist in maintaining orderly trading markets. This may adversely affect the price of the Company's Common Stock and the ability of purchasers in the Offering to resell their shares. The officers and directors of the Company do not have a material relationship with Cambridge. See "UNDERWRITING."

                                 USE OF PROCEEDS

      The net proceeds to be received by the Company from the sale of an estimated 1,100,000 shares of Common Stock offered hereby (the mid-point of the range designated on the cover page of this Prospectus) are estimated to be $8,213,000 ($9,504,950, if the Underwriter's over-allotment option is exercised in full), after deducting underwriting discounts and commissions, legal, accounting, printing and other estimated expenses of the Offering payable by the Company.

      The Company anticipates using the net proceeds of $8,213,000 from the Offering as follows. If the overallotment option is exercised, the increased amount of proceeds will be allocated to working capital:

o $750,000 to pay off debt incurred in connection with a bridge financing completed in August, 1998, excluding accrued interest thereon

o     $2,000,000 for Research and Development.

o     $1,880,000 for use in Sales and Marketing.

o     $2,003,000 for General and administrative expenses and Working Capital.

o     $1,580,000 for Capital Equipment.

      The foregoing represents the Company's best estimate of its allocation of net proceeds from the sale of shares of Common Stock offered hereby based on the current state of its business operations, its current plans and current economic and industry conditions and is subject to reallocation among the categories listed above or to new categories. Accordingly, the Company will have broad discretion as to the application of a significant portion of the net proceeds.

                                 CAPITALIZATION

      Unless otherwise indicated, the information in this Prospectus assumes that all references to Common Stock share amounts and prices per share are calculated after giving effect to a 2.2 to 1 stock split, which occurred in August 1998.

      The following table sets forth the short-term debt and the total capitalization of the Company (i) as of September 30, 1998, and (ii) as adjusted to give effect to the consummation of the Offering at an assumed initial public offering price of $9.00 per share and the application of the estimated net proceeds therefrom, after deducting the underwriting discounts and commissions and estimated offering expenses. The table should be read in conjunction with the Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

                                                                                      September 30, 1998
                                                                                                         As
                                                                                Actual               Adjusted(1)
Short-term debt                                                              $   125,000            $
                                                                             ------------           -----------
Stockholders' equity
  Preferred Stock; $.01 par value, 1,000,000 shares
     authorized, no shares outstanding
  Common Stock; $.01 par value, 10,000,000 shares authorized;
     2,358,397 shares issued and outstanding-actual; 3,458,397
     shares issued and outstanding-as adjusted(2)                                 23,584                34,584
  Additional paid-in capital                                                   1,613,461             9,815,461
  Deficit accumulated during the development stage                              (917,927)           (1,665,844)
  Subscription receivable                                                        (15,070)              (15,070)
                                                                             ------------           -----------
       Total stockholders' equity                                                704,048             8,169,131
                                                                             -----------            ----------
       Total capitalization                                                      704,048             8,169,131
                                                                             -----------            ----------
       Total capitalization including short-term debt                        $   829,048            $8,169,131
                                                                             -----------            ----------


(1) The as adjusted information as of September 30, 1998 gives effect to (i) the sale of the Shares offered hereby at an assumed initial offering price of $9.00 per share and the application of net proceeds received therefrom; and (ii) the repayment of the Bridge Notes and the related effect of the write-off of $625,000 of unamortized debt discount and $122,917 of unamortized debt issuance costs incurred in connection with the Bridge Notes.

(2) Does not include (i) 190,667 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants at an exercise price of $3.40 per share; (ii) 400,000 shares of Common Stock reserved for issuance upon exercise of stock options granted or to be granted under the 1998 Stock Option Plan of which options to purchase 39,600 shares of Common Stock were outstanding and exercisable at September 30, 1998 at an exercise price of $3.40 per share; (iii) 250,000 shares of Common Stock reserved for issuance pursuant to outstanding warrants, exercisable at $6.00 per share; (iv) 44,000 shares of Common Stock reserved for issuance upon vesting as per the Caltech license agreement; and (v) shares that may be issuable pursuant to anti-dilution provisions of certain outstanding securities. To the extent that these warrants or options are exercised, there will be further dilution to new investors. See "DESCRIPTION OF SECURITIES," "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" and "SHARES ELIGIBLE FOR FUTURE SALE."



                                 DIVIDEND POLICY

      The Company has not paid any dividends on its Common Stock since its inception and does not intend to pay any dividends on its Common Stock in the foreseeable future. The payment of any dividends in the future will depend on the evaluation by the Company's Board of Directors of such factors as it deems relevant at the time and the restrictions imposed by the terms of the Company's debt obligations, if any. As of the closing of the Offering, after application of $750,000 of proceeds of the Offering to repay debt incurred in connection with a bridge financing completed in August 1998, the Company will have no debt obligations that impose restrictions on the payment of dividends. However, the Board of Directors believes that the future earnings of the Company, if any, should be retained for the development of the Company's business.

                                    DILUTION

      Purchasers of the Shares offered hereby will experience an immediate and substantial dilution in the net tangible book value of their investment. The difference between the initial public offering price per share of Common Stock and the net tangible book value per share of Common Stock after this Offering constitutes the dilution per share of Common Stock to investors in this Offering. Net tangible book value per share is determined by dividing the net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock. As of September 30, 1998, the Company had a net tangible book value (total tangible assets less total liabilities) of $704,048, or approximately $.30 per share of Common Stock. Without taking into account any other changes in such net tangible book value of the Company after September 30, 1998, other than to give effect to the sale of all of the shares offered hereby at an assumed initial public price of $9.00 per share, and the receipt and application of the estimated net proceeds therefrom, the net tangible book value of the Company on September 30, 1998 would have been $8,169,131, or approximately $2.36 per share, which represents an immediate increase in the net tangible book value of approximately $2.06 per share to existing stockholders and an immediate dilution of $6.64 per share to new investors. The following table illustrates this per share dilution:

Assumed initial public offering price per share...........                      $ 9.00
      Net tangible book value per share
        as of September 30, 1998..........................       $  .30
      Increase per share attributable to this
        Offering..........................................       $ 2.06
                                                                 ------
Net tangible book value per share after
  this Offering ..........................................                      $ 2.36
                                                                                ------

Dilution per share to new investors ......................                      $ 6.64
                                                                                ------


      The following table summarizes, as of September 30, 1998, the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share paid by existing stockholders and by new investors purchasing the Shares offered hereby at an assumed initial public offering price of $9.00 per share (before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company):


                          Shares Purchased          Total Consideration           Average Price
                          ----------------          -------------------           -------------
                       Number       Percent         Amount      Percent             Per Share
                       ------       -------         ------      -------             ---------

Existing stockholders   2,358,397    68.2%          $   690,000      6.5%             $     .29
New Investors           1,100,000    31.8%            9,900,000     93.5%                  9.00
                        ---------   ------          -----------    ------             ---------

Total(1)                3,458,397     100%          $10,590,000      100%
                        ---------   ------          -----------    ------


-------------------------

(1) This table does not include the following: (i) 190,667 shares of Common Stock issuable upon the exercise of outstanding warrants at an exercise price of $3.40 per share; (ii) 400,000 shares of Common Stock reserved for issuance upon exercise of stock options granted or to be granted under the 1998 Stock Option Plan of which options to purchase 39,600 shares of Common Stock were outstanding and exercisable at September 30, 1998 at an exercise price of $3.40 per share;
(iii) 250,000 shares of Common Stock issuable pursuant to outstanding warrants, exercisable at $6.00 per share; (iv) 44,000 shares of Common Stock reserved for issuance upon vesting as per the Caltech License Agreement; and (v) shares that may be issuable pursuant to anti-dilution provisions of certain outstanding securities. To the extent that these warrants or options are exercised, there will be further dilution to new investors. See "DESCRIPTION OF SECURITIES," "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" and "SHARES ELIGIBLE FOR FUTURE SALE."




                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



      The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of the Company's results of operations and financial condition.

The discussion should be read in conjunction with the Financial Statements of the Company and Notes thereto appearing elsewhere in this prospectus. The Management Discussion and Analysis of Financial Condition and Results of Operations contain forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

Overview

The Company is a development stage company and since February 1997 ("inception"), has devoted itself to raising capital, negotiating technology licenses and other agreements, conducting a limited field test of the DAT system and negotiating employment contracts with current and future employees. The Company has not generated any revenues to date and has incurred substantial operating losses from these business development activities. The Company expects to incur significant costs relating to all of its operations in the future in order to develop, test and market its products and services.

Period from February 7, 1997 (inception) through September 30, 1998

Results of Operations

      The Company's cumulative net losses since inception are attributable to the fact that the Company has not derived any revenue from operations to offset its business development expenses.

      Operating Expenses. Operating expenses since inception have amounted to $786,677. General and administrative expenses and related party legal expenses primarily consist of legal, accounting and an officer's salary. Research and development expenses principally consists of funding of research and development to the Company's founding scientist and a license for technology from Caltech. In connection with the acquisition of the exclusive license to exploit infrared detection technology from Caltech, the Company issued 44,000 shares of its Common Stock. The value of the shares issued ($149,600) was charged to results of operations as in-process research and development.

      Interest expense. Interest expense since inception consists of $125,000 resulting from the amortization of debt discount and accrued interest on the Bridge Notes (as defined below).

Liquidity and Capital Resources

      The Company is in the development stage and currently has no sources of revenue. At December 31, 1997, the Company had a deficit accumulated during the development stage of $143,516 ($917,927) at September 30, 1998. Such accumulated losses have resulted principally from costs incurred in research and development and from general and administrative expenses. The Company funded its operations since inception through the use of cash obtained principally from third party financing, receiving gross proceeds of approximately $1,480,000, through September 30, 1998.

Since inception, the Company has sold an aggregate of 202,396 shares of its Common Stock in a private placement for approximately $626,000, net of related expenses (the "Private Placement").

      In August 1998, the Company sold an aggregate of $750,000 of its 10% Exchangeable Senior Bridge Notes (the "Bridge Notes") and warrants to purchase up to 250,000 shares of Common Stock, receiving net proceeds of $602,500. The Bridge Notes will be payable upon the earlier of February 28, 1999 (subject to extension by one day for each day after November 30, 1998 that the Company fails to deliver to Cambridge a preliminary prospectus for its initial public offering (the "IPO")), or the closing of its IPO. Interest will be paid in one balloon payment at maturity. The Bridge Notes can be converted into Common Stock at a price of $3.40 per share if the Underwriter is not willing to complete the Company's IPO at a price of at least $8 per share, and the Company decides not to proceed with an IPO. If the Bridge Notes are converted into Common Stock, the aggregate number of shares issuable upon exercise pursuant to the Warrants would be 125,000. The maturity of the Bridge Notes can also be extended to

September 30, 1999, if the Underwriter is not willing to complete the Company's IPO at a price of at least $9 per share and the Company chooses not to complete the IPO. The maturity of the Bridge Notes can also be extended to the earlier of September 30, 1999, or the closing of the IPO upon consent of Cambridge and the Company, if they agree to defer the Company's IPO to a date no later than September 30, 1999.

      The net proceeds from the Private Placement and the sale of the Bridge Notes were used to fund the Company's research and development, general and administrative and legal expenses and capital expenditures. The Company's capital requirements in connection with its product development and marketing activities will be significant. The Company will be dependent on the proceeds of the proposed Offering of its Common Stock to complete the development of the DAT system and to bring the DAT System to market. Management believes that cash of $479,468 as of September 30, 1998, combined with anticipated net proceeds from the proposed Offering, will be sufficient to support its operations for a period of 24 months after the Offering. However, there can be no assurance that the Company will be successful in completing the proposed Offering or obtaining other additional financing or that it will be successful in further developing and commercializing the DAT System and related services.

      Should the Company experience delays in further developing the DAT system or in generating revenues therefrom, additional capital may be required. There can be no assurance that additional capital will be available on terms acceptable to the Company, or at all. Additional equity financing or equipment lease or other debt financing, if available, may include restrictive covenants, including financial maintenance covenants restricting the Company's ability to incur additional indebtedness and to pay dividends. The failure of the Company to raise capital, or engage in equipment lease financing or other debt financing on acceptable terms when needed, could have a material adverse effect on the Company's business, financial condition and results of operations.

Year 2000 Compliance Program

The Company has implemented a Year 2000 program to ensure that the Company and the Company's vendors' and business partners' computer systems and applications will function properly beyond 1999. The Company has identified vendor and business partner software with which it electronically interacts, or from which it purchases supplies, and has requested Year 2000 compliance certifications. The Company has received verbal assurance from those vendors and business partners that they and their respective suppliers are Year 2000 compliant. Although the Company believes all of its systems are and will be Year 2000 compliant, there can be no assurances that all of the Company's vendors' and business partners' systems will be Year 2000 compliant. The Company's cost to comply with the Year 2000 initiative is not expected to be material.

                                    BUSINESS
Introduction

      Omnicorder Technologies, Inc., a Delaware corporation, is a development stage company, incorporated in 1997 to engage in the business of providing innovative screening services and clinical information for the early detection and management of breast cancer and other diseases. To date, the Company has focused its business on the development of a new technique for the detection of breast cancer. This technique uses new patented sensor and diagnostic technology, under exclusive license to the Company, combined with the Company's proprietary diagnostic software, to precisely measure the variation in tissue physiology which occurs in the presence of cancer. The data collected during a five-ten minute examination period is analyzed using a patented process known as Dynamic Area Telethermometry (TM) or "DAT," which was developed by Professor Michael Anbar, one of the world's foremost authorities on biomedical applications of infrared imaging. The information derived by this process will be analyzed either in the physician's office or at information processing centers maintained by the Company at major medical centers throughout the country, the results of which will then be provided to the physician.

      The Company will rely upon various intellectual property to deliver its breast cancer screening and diagnostic services. The Company will principally rely on a patent issued to Professor Michael Anbar relating to the detection of cancerous lesions and three related pending patents. The issued patent (the "Anbar Patent") and the three related pending patents represent the diagnostic aspect of DAT, the method used to analyze data collected by the infrared cameras to determine the likelihood of cancerous tissue in the breast and surrounding areas. The Company is the exclusive licensee of the Anbar Patent for all applications worldwide. See "The Anbar License Agreement" below.

      The Company will also utilize infrared detector technology under exclusive licenses from the California Institute of Technology's Jet Propulsion Laboratory and the Lockheed Martin Corporation, respectively. See the "Caltech License Agreement" and the "Lockheed Martin License Agreement" below.

      The Company is negotiating a license for certain software from a third party. This software is intended to manage the data collected throughout the Company's network of participating healthcare centers. This highly secure, mission critical network, will be designed to transmit encrypted information over the Internet or intranet. The Company believes that if this license is not successfully negotiated, alternatives are available to effect the required functions of this software. See "Information Network", below. See also "RISK FACTORS - Technology Development Incomplete".

      The Company believes DAT has significant advantages over x-ray mammography and other existing breast cancer screening modalities, including:

      o    earlier detection of breast cancer.

      o a significant reduction of false positives (i.e, an indication by a screening modality of the existence of cancer when none in present), thus eliminating a large number of unnecessary surgical procedures known as biopsies (in which tissue is removed by a needle or scalpel from the breast for pathological examination).

      o a significant reduction of false negative readings (i.e., an indication by a screening modality that no cancer is present when cancer is present).

      o elimination of risks posed by irradiation of the breast in x-ray mammography, as well as elimination of discomfort, pain and/or bruising which can occur during the breast compression procedure used for x-ray mammography.

      o an approximate 25% to 50% cost-reduction per examination when compared with x-ray mammography. See "DAT's Efficacy" below.



The Current Incidence of Breast Cancer

      The American Cancer Society has published recent statistics showing that 1 in 9 women in the United States alone will develop breast cancer over their lifetime. The American Cancer Society estimates that in 1998 some 178,700 new cases of breast cancer will be diagnosed among women in the United States. An estimated 1,600 cases will be diagnosed among men. Breast cancer is the second leading cause of cancer death in women, exceeded only by lung cancer. It is the leading cause of cancer death among women aged 40 to 55. The American Cancer Society estimates that, in 1998, there will be about 43,900 deaths from breast cancer in the United States.

      Early detection of breast cancer can dramatically lower mortality rates and prolong life expectancy. Standard screening tests for early detection of breast cancer currently include breast self-examination, breast examination by a physician ("palpation"), and x-ray mammography.

      The American Cancer Society recommends that women older than age 40 undergo a palpation examination annually and that women aged 20 to 40 years have a palpation examination every 3 years. Unfortunately, by the time cancer is detected by palpation, the disease has often progressed to a very advanced stage requiring highly invasive treatment and resulting in high mortality rates.

      It is estimated that there are approximately 200 million women at risk for breast cancer, in the U.S. and Europe alone, who could benefit from x-ray mammography screening. However, only 25% to 35% of women make regular use of this screening modality. Reasons for this include the discomfort or pain associated with the procedure and fear of the effects of x-ray exposure. In addition, there is growing awareness among women that, beyond the pain and risk associated with x-ray mammography, the procedure does not always have high reliability.

      X-ray mammography generally attains sensitivity rates of 80% to 90% in women who do not have dense breast tissue (generally, post-menopausal women who are not receiving estrogen-related therapy), which means 10 to 20 women out of 100 in this group with cancer will receive a false negative test result. In pre-menopausal women (who generally have more dense breast tissue), sensitivity rates of x-ray mammography are 55% to 75%, which means that x-ray mammography will not detect cancer in 25 to 45 women out of 100 in this group.

      X-ray mammography will very often indicate the presence of cancer when there is no cancer present (a false positive). A positive finding on an x-ray mammogram has a predictive value of less than 30%. This means that fewer than 3 in every 10 biopsies done to confirm or rule out malignancy (cancerous breast tissue) for suspicious lesions detected in a mammogram will confirm malignancy. Therefore, more than 7 out of 10 of these surgical procedures could have been avoided if a more accurate screening modality were used.

What is DAT and how does it Search for Cancer

      In 1995, Professor Michael Anbar patented the DAT method for the detection of cancer, which was the culmination of years of research pertaining to the biochemical behavior of cancerous lesions. The key component of Professor Anbar's theory is a chemical called nitric oxide ("NO"). NO is a fundamental chemical messenger which causes dilation of blood vessels. Until recently, little was known about the existence or behavior of this chemical. Professor Anbar was one of the first scientists to demonstrate the existence of native NO in humans and other mammals. Later, other scientists described the mechanism by which NO causes vasodilation. In 1998, these scientists were awarded the Nobel Prize for their work describing this mechanism. The understanding of how the NO mechanism works has many implications for commercial medical products. For example, the discovery of this mechanism led to the development of Viagra (an impotency drug). Professor Anbar incorporated the understanding of the NO mechanism in the DAT methodology.

      DAT is based upon the following principles:

      o All objects with a temperature above absolute zero (-459.69 F(degree)) emit black body radiation in the form of infrared radiation.

      o In living organisms, black body radiation emission is a function of regulation of tissue blood supply.

      o    Regulation of blood supply is manifested by thermoregulation.

      o Thermoregulation is an essential physiological function and in normal tissue is controlled by the autonomic nervous system.

      o The autonomic nervous system regulates body temperature by controlling the distribution of blood, which is the primary heat exchange medium.

      o Early in the development of cancerous tissue, a locally active biochemical called Nitric Oxide is released by the cancerous tissue. Nitric oxide interferes with the normal autonomic nervous system control of the blood vessels of the surrounding tissue.

      o DAT differentiates between normal tissue behavior and the abnormal behavior exhibited by tissue surrounding cancerous growths which are under the control of nitric oxide generated by cancer cells.


      From 1995 to 1998, Professor Anbar developed a set of algorithms
(a mathematical model) which forms the basis of the Company's proprietary diagnostic software. This software, based on the above algorithms, was designed to enable the DAT System to analyze infrared emissions to detect the presence of cancer.

      DAT, in theory, detects a process which occurs early in the life cycle of a cancer. X-ray mammography relies upon the presence of a mass, which it can only detect later in the cycle of tumorous growths (3-7 years, on average, after a tumor begins to grow). Because of this, the Company believes that the principles on which DAT is based are more conducive to detecting cancer at an earlier stage of its development. In addition, because the biochemical process DAT detects is generated, in theory, only by cancer, and not by non-cancerous masses, the Company believes DAT will be a more reliable indicator of the presence of cancer than x-ray mammography. Earlier, more accurate detection of breast cancer will significantly increase the chances for effective treatment.

Evolution of DAT Sensor Technology

      DAT has its roots in a rudimentary heat detection technique known as thermography, developed in the 1970s. Thermography generally refers to the use of infrared sensitive instruments or materials to detect the emission of infrared radiation. The simplest form of this technique used to detect breast cancer is contact thermography which works by placing temperature sensitive material in physical contact with a woman's breasts. The detection of variations in the color of the material is intended to highlight "hot spots" which could indicate the presence of cancer. This technique, however, can only detect differences in temperature of 2.0 degrees centigrade or greater.

      Non-contact, static camera detectors were developed later which provided an increase in temperature sensitivity. Cameras were also developed which began to allow for multiple "frames" of data to be received and analyzed. The development of the capability to analyze multiple "frames" of data, with greater temperature sensitivity, allowed for observation of smaller temperature changes in breast tissue over a period of time.

      However, it was not until 1996 when the California Institute of Technology's Jet Propulsion Laboratory developed a new camera technology known as QWIP (Quantum Well Infrared Photodetectors), that it became possible to detect minute temperature changes in breast tissue. This detector technology, which the Company subsequently licensed for certain medical applications on an exclusive basis, permits a much higher sensitivity of measurement for changes in the temperature of breast tissue. The sensitivity of this detector technology, combined with the increased speed of data collection made possible by newly advanced camera technology, have together achieved a threshold which, for the first time, makes the DAT diagnostic process possible. This detector technology, originally developed for the Department of Defense's Ballistic Missile Defense Initiative (sometimes referred to as "Star Wars"), is 50 times more sensitive than previously available infrared detectors, and it can collect data ten times more rapidly than the best of previously available technology. These capabilities enable DAT to analyze temperature variations at over 100 frames per second and measure temperature differences of
 .001 degrees centigrade, a 2,000 times improvement in temperature sensitivity over contact thermography. See "Licensing and Patents - The Caltech License Agreement" below.

How DAT Will Be Delivered to the Public

      The Company expects that DAT will be made available to the general public by providing the necessary combination of hardware, software and training comprising the DAT System to both specialists (radiologists, surgeons and oncologists) and select primary care providers. The DAT System will consist of an infrared camera, a customized computer workstation and other associated hardware, the Company's proprietary analysis software and the training necessary to utilize DAT as a screening and diagnostic technique.

      The Company intends to sell both exclusive and non-exclusive regional licenses for which the Provider Partner (generally hospitals, medical centers, health networks, clinics and group medical practices) will pay a licensing fee. The licensing fee will depend on the specifications of the license, but will generally be $1.50 per person in the region, for the exclusive right, over a period of five years, to deliver DAT services to that region. Lower fees will be charged for non-exclusive licenses. The license fee is anticipated to range from $500,000 to $1,500,000 depending on the population of the region and the terms of the license. All of the hardware and software provided as part of the DAT System, the cost of which will be included as part of the license fee, will remain the property of the Company. The Company will maintain and upgrade the hardware and software as part of the license agreement.

      The Company anticipates that the cost to the patient of the initial screening examination will be $50-$75. The Company will receive, from the provider, approximately 50% of this amount for each screening examination. The balance of the fee will be retained by the provider. These fees may vary. By comparison, the average cost of an x-ray mammogram is approximately $100.

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The Patient Encounter

      The Company believes that, in addition to the anticipated superior detection capabilities, a strong advantage of DAT will be the enhanced patient experience. The Company believes that the quality of the patient's experience will lead to greater participation in early breast cancer screening. The Company believes that many women are reluctant to utilize x-ray mammography due to the pain or discomfort associated with it and their fear of x-ray radiation exposure. X-ray mammography requires a woman's breast to be compressed between two glass plates. This compression frequently causes discomfort, pain and\or bruising. In addition, each time a woman is exposed to x-rays in this manner, her risk of contracting cancer is increased.

      In contrast, the DAT examination does not require x-ray or other type of radiation. DAT relies on collecting information from infrared rays passively emitted from a woman's body. The process requires no breast compression and, in fact, is entirely non-contact. The partially disrobed woman is positioned with her chest in the field of view of the camera (2-3 feet from the lens) and the camera begins to collect data for approximately 1 minute. The collected data is then analyzed in the physician's offices and the results are anticipated to be available within a few minutes. If the DAT System indicates a possible area of concern, primary care physicians may, in their discretion, forward the results for

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analysis to a regional medical center which the Company has designated as a "DAT
Center of Excellence". The results will be transmitted through the Company's information distribution network. See "Information Network" below. Medical specialists at these DAT Centers of Excellence will then review the results and discuss their interpretation with the primary care physician.

DAT's Efficacy

      The Company commenced, in September 1998, field trials that will test approximately 3,000 women for the presence of breast cancer. The testing is designed to validate the efficacy of the DAT System generally, and specifically, the efficacy of DAT compared with x-ray mammography and other modalities. The study is expected to be completed by October, 1999.

      In late 1997 and early 1998, the Company conducted a limited study with 34 women comparing DAT to classic static (non-dynamic) thermal studies and other accepted clinical methods, including x-ray mammography. The study was conducted at the State University of New York at Buffalo using the first prototype system which is substantially less sensitive than the current improved prototype. The results of this limited field trial indicated that the DAT System exhibited fewer false positives than static thermography (4 versus 21). In addition, in 3 out of 34 cases, DAT determined that cancer existed in patients that were deemed negative by screening with x-ray mammography, and DAT's

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assessment in these cases was confirmed by biopsy. The Company believes that the recently commenced 3,000 women field test will establish DAT's efficacy as an adjunct tool to reduce the rate of false positives and thereby reduce unnecessary biopsies. Additional clinical tests will be necessary in connection with the Company's PMA application, to be filed with the FDA to permit the Company to market DAT on a stand-alone basis. See "Government Regulation" below.

Licensing and Patents

      The acquisition and licensing of intellectual property integral to the DAT System is a critical aspect of the Company's strategy. The Company controls, through exclusive licensing agreements, the patents that protect the core diagnostic software and detection technology and other intellectual property upon which the DAT System is based. The principal agreements are as follows:

      Caltech License Agreement - The Company entered into an agreement in May, 1998 (the "Caltech License Agreement) with the California Institute of Technology's Jet Propulsion Laboratory ("Caltech") pursuant to which the Company was granted the exclusive license to exploit infrared radiation detection technology as embodied in certain pending patents and any U.S. or foreign patents or patent applications issuing therefrom relating to Quantum Well Infrared Photodetectors or "QWIP" (the "Caltech Technology"). The

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Caltech Technology was originally developed for earth/space science and weapon systems applications, by the joint effort of:

o     The Jet Propulsion Laboratory.

o     Center for Space Microelectronics Technology.

o National Aeronautic and Space Administration ("NASA") Office of Space Access and Technology.

o     Ballistic Missile Defense Organization/Innovative Science and
      Technology Office.

      Under its agreement with Caltech, the Company has acquired an exclusive license for the worldwide use of the Caltech Technology in the field of detection of infrared radiation from tissue, organs and organ systems (the "Field") for commercial medical applications.

      The Caltech License Agreement provides the Company with the rights to enter into agreements to exploit the Caltech Technology worldwide in the Field, on an exclusive basis, subject to payment of certain royalties for (i) revenues received by the Company from licensed products and services, but not including revenues from sublicenses; and (ii) revenues received by the Company from sublicenses other than (i) those from related companies for the sale of licensed products and services; and (ii) those derived from the exclusive or nonexclusive regional licenses to health care providers. In exchange for this license, Caltech was issued 44,000 shares of the

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Company's Common Stock. An additional 22,000 shares will be issued on each of the first and second anniversaries of the Caltech License Agreement (May 11, 1999 and May 11, 2000) unless the Company terminates the Caltech License Agreement prior to the dates set forth above.

      The Company is required to use reasonable commercial efforts to exploit the Caltech Technology. The Company must pay Caltech a minimum royalty of $10,000 per year as a condition of this license, commencing in the period May 1, 1999 - May 1, 2000. The Company is entitled to manufacture cameras utilizing the Caltech Technology in a manner of the Company's choosing.

      The Lockheed Martin License Agreement - The Company entered into an exclusive license agreement with the Lockheed Martin Corporation on September 18, 1998 (the "Lockheed Martin License Agreement"). Pursuant to this agreement, the Company was granted an exclusive, worldwide license to exploit all biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors ("EQWIP"). The EQWIP technology is protected by a patent owned by Lockheed Martin Corporation. The Company also has been licensed the same rights

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with respect to patent filings on the Lockheed Martin technology in Canada,
Norway, Japan, France, Germany and Great Britain. In order to maintain exclusivity, the Company is subject to a number of milestones it must meet relating to royalty generation, development of markets and territories, utilization of the EQWIP technology in certain percentages of the Company's installed base of diagnostic equipment and required levels of royalty generating installations. However, the Company does not believe that a loss of exclusivity under this Agreement would result in a material adverse effect on the Company. The Company must also utilize the Lockheed Martin technology in at least 10% of its DAT System installations as a condition of continuation of the license.

      The Company has agreed to pay Lockheed Martin Corporation a royalty on revenues it derives from utilization of the EQWIP technology. The Company has also agreed to license back to Lockheed Martin Corporation any improvements the Company makes to the EQWIP technology for uses in which the Company does not retain exclusivity. Under certain conditions, the Company may sublicense its rights to develop specific territories and markets to third-parties, subject to consent of Lockheed Martin Corporation. The Company is entitled to exclusively utilize any improvements to the EQWIP technology developed by Lockheed Martin Corporation. The Company is permitted to employ a manufacturer of its choosing to manufacture cameras incorporating the EQWIP technology.


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      The Anbar License Agreement - In March 1997, the Company entered into an option agreement with Professor Michael Anbar ("Anbar") pursuant to which the Company could acquire the exclusive worldwide right to exploit the Anbar Patent (the "Anbar License Agreement"), subject to certain research funding requirements being met. The Anbar Patent is entitled "Detection of cancerous lesions by their effect on the periodic modulation of perfusion on the surrounding tissue." This patent describes the disease related physiological processes which occur in the presence of cancerous tumors, as well as the method by which DAT analyzes radiation emitted by tissue surrounding cancerous tumors.

      In February 1998 the Company achieved the requisite financing which was necessary to execute the Anbar License Agreement. In March 1998, the Company funded the required research budget and released 440,000 shares of previously reserved Common Stock to Professor Anbar. The Company was also assigned certain related pending patents. Pursuant to the Anbar License Agreement, the Company is obligated to pay Professor Anbar a royalty for each DAT System installed at a client site.

      The Company funded a research and development budget which is being used by Professor Anbar to support the Company's activities, with respect to the DAT System, through the UB Foundation at the State University of New York at Buffalo ("S.U.N.Y. Buffalo"). The arrangement was structured to minimize costs to the Company and to

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provide for an accredited academic environment in which to conduct the research.
The original budget consisted of (i) a cash grant of $550,000, any residuals of which revert to the Company upon Anbar's resignation from S.U.N.Y. Buffalo; and
(ii) the use of a research camera device. This grant was reduced to $495,000 inclusive of $100,000 previously provided by the Company (see "MANAGEMENT Employment Agreements"). As of September 30, 1998, approximately $256,000 of the research budget is remaining which is expected to be utilized over the next
4 months. All intellectual property or devices or discoveries arising out of this research will become the sole property of the Company.

Information Network

      The Company is negotiating a software license agreement with a third party, pursuant to which the Company and participating healthcare providers will be able to collect, distribute and process comparative case histories on patients who have been analyzed by the DAT System. The software is designed to enable the delivery of relevant information by highly secure, encrypted transmissions over the Internet or an intranet. The Company will pay royalties to the licensor under this agreement. While this information distribution network is intended to support the delivery of the DAT System initially, the Company anticipates that it may form the basis of a general purpose electronic patient record and may open an additional field of commercial endeavor for

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the Company at a future date. The Company believes that if this license is not successfully negotiated, alternatives are available to effect the required functions of this software.

Government Regulation

      FDA Regulations. The Company's products and manufacturing activities are subject to regulation by the FDA and by state, local, and foreign authorities. Pursuant to the FDC Act and the regulations promulgated thereunder, the FDA regulates the development, clinical testing, manufacture, packaging, labeling, storage, distribution and promotion of medical devices. Before a new device can be introduced into the market, the manufacturer must generally obtain marketing clearance through a 510(k) notification or approval through a PMA.

      The Company believes, but there can be no assurance (see "RISK FACTORS - Government Regulation), that the DAT System should receive 510(k) clearance under Section 510(k) which would permit the DAT System to be used as an adjunct screening service to existing FDA cleared or approved screening methods. If a 510(k) clearance is granted, the Company will then begin marketing the DAT System as an adjunctive modality. In parallel, the Company intends to commence PMA clinical trials to demonstrate the safety and effectiveness of the DAT System as a stand-alone breast cancer screening modality. The PMA process is discussed below. There can

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be no assurance that the Company will receive 510(k) clearance to market the DAT
System as an adjunctive diagnostic screening system under either Section 510(k) of the FDC Act or approval to market DAT as a stand-alone diagnostic screening system under the PMA process.

      The Company intends to submit for 510(k) clearance in 1999 and also intends to conduct a 3,000 women field test intended for completion by the fourth quarter of that year. If the FDA finds DAT substantially equivalent to a predicate device as an adjunctive diagnostic screening device, thus permitting the device to be marketed, the Company intends to use the field test to help promote the sale of the DAT System. However, the FDA may request additional information to demonstrate substantial equivalence, including clinical information. If the agency requests clinical data, the Company anticipates submitting the results of the field test to the FDA. When additional information is submitted to FDA, the agency will often restart the submission review clock. This is particularly true when the additional information includes clinical data.

      In the United States, medical devices intended for human use are classified into three categories (Class I, II, or III), on the basis of the controls deemed reasonably necessary by the FDA to assure their safety and effectiveness. Class I devices are subject to general controls (for example, labeling, premarket notification and adherence to the FDA's CGMP regulations). Class II devices are subject to general and special controls (for example, performance standards, postmarket surveillance, patient registries, and FDA guidelines). Class III is the most stringent regulatory category for medical devices. Class III devices are those which are subject to premarket approval requirements and are intended to require, or must require, an FDA approval of their safety and effectiveness prior to marketing.

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      Class III devices include, for example, devices which are life-sustaining, life-supporting or implantable devices, or new devices which have not been found substantially equivalent to legally marketed devices.

      The FDA will clear a device under section 510(k) if the submitted information establishes that the proposed device is "substantially equivalent" to a legally marketed Class I or II medical device, or to a Class III medical device for which the FDA has not yet called for a PMA. Commercial distribution of a device for which a 510(k) notification is required can begin only after the FDA issues an order that the device is substantially equivalent to a device that is legally marketed and not subject to a PMA approval requirement. The FDA may determine that a proposed device is not substantially equivalent to a legally marketed device, in which case a PMA will be required to market the device, unless additional information can be submitted to support a substantial equivalence determination, or the FDA, pursuant to a request from a 510(k) submitter, makes a risk based determination that a not substantially equivalent device can be classified into Class I or II. An FDA request for additional data could require that clinical studies of the device's safety and effectiveness be performed.

      A PMA application must be filed and approved before a device can be marketed if a proposed device is not substantially equivalent to a legally marketed device or if it is a pre-amendments Class III device for which the FDA has called for

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PMAs. A PMA application must be supported by valid scientific evidence, which typically includes extensive data, including pre-clinical and clinical trial data, to demonstrate the safety and effectiveness of the device. Notwithstanding one pathway to the marketplace, if human clinical trials of a device are required, and the device presents a "significant risk," the sponsor (usually the manufacturer or the distributor of a device) must obtain FDA approval of an Investigational Device Exemption ("IDE") application prior to commencing human clinical trials. If the device is an "non-significant risk" device under the FDA's regulations, i.e., it is not a "significant risk" device, a sponsor may begin clinical trials after obtaining approval, based on the study and related matters, by one or more Institutional Review Boards, who are in compliance with 21 C.F.R. Part 56, without FDA approval. However, the FDA can challenge an IRB determination to permit such a study and require agency approval of investigational device clinical research. Sponsors of clinical trials are permitted to charge for devices distributed in the course of a study provided such charges do not exceed recovery of the costs of manufacture, research, development and handling. However, devices for distribution under an IDE may not be commercialized, e.g., promoted as safe or effective, sold for profit or used beyond legitimate research needs.

      The FDC Act requires device manufacturers to obtain new FDA 510(k) clearance when there is a major change or modification in the intended use of a legally marketed device or a change or modification, including product enhancements (and, in some cases, manufacturing changes), to a legally marketed device that could significantly affect its safety or effectiveness.

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Supplements for approved PMA devices are required for device changes (including some manufacturing changes) that affect safety or effectiveness. For devices marketed pursuant to 510(k) determinations of substantial equivalence, the manufacturer must obtain FDA clearance of a new 510(k) notification prior to marketing the modified device; for devices marketed pursuant to an approved PMA, the manufacturer must obtain FDA approval of a supplement to the PMA prior to marketing the modified device.

      Breast cancer screening devices that use infrared detection instrumentation (such as that used in the DAT System) intended to be used by physicians as an adjunct to other established clinical detection methods for breast disease are currently classified as Class I devices, requiring clearances under Section 510(k) before marketing. Such devices that are intended for stand-alone use are currently classified as Class III devices, requiring an approved PMA before marketing.

      The FDC Act requires device manufacturers to comply with CGMP regulations. A new set of regulations, called the Quality Systems Regulations, went into effect June 1, 1997. The regulations require that medical device manufacturers comply with various quality control requirements pertaining to design controls, purchasing contracts, organization and personnel, including device and manufacturing process design, buildings, environmental control, cleaning and sanitation; equipment and calibration of equipment; medical device components;

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manufacturing specifications and processes; reprocessing of devices; labeling and packaging; in process and finished device inspection and acceptance; device failure investigations; and recordkeeping requirements including complaint files. The FDA enforces these requirements through periodic inspections of medical device manufacturing facilities. In addition, a set of regulations known as the Medical Device Reporting regulation obligates the Company to inform the FDA whenever information reasonably suggests that one of its devices may have caused or contributed to death or serious injury, or when one of its devices malfunction and, if the malfunction were to recur, the device would be likely to cause or contribute to a death or serious injury.

      Labeling and promotional activities are also subject to scrutiny by the FDA. Among other things, labeling is violative of the law if it is false or misleading in any respect or it fails to contain adequate directions for use. Moreover, any labeling claims that exceed the representations either approved or cleared by the FDA will violate the FDC Act.

      The Company's product advertising is also subject to regulation by the FTC under the FTC Act, which prohibits unfair methods of competition and unfair or deceptive acts or practices in or affecting commerce, as well as unfair or deceptive practices such as the dissemination of any false advertisement pertaining to medical devices. Under the FTC's "substantiation doctrine," an

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advertiser is required to have a "reasonable basis" for all product claims at the time the claims are first used in advertising or other promotions.

      Products for export are subject to foreign countries' import requirements and the FDA's exporting requirements. The introduction of the Company's products in foreign markets may subject the Company to foreign regulatory clearances, which may impose additional substantial costs and burdens. The regulatory review process varies from country to country. Many countries impose product standards, packaging and labeling requirements and import restrictions on devices. In addition, each country has its own tariff regulations, duties, and tax requirements.

      In addition to the import requirements of foreign countries, the Company must also comply with United States laws governing the export of products regulated by the FDA. Devices that have obtained 510(k) clearance or PMA approval and comply with the law in all other respects may be exported without further FDA authorization. However, foreign countries often require, among other things, an FDA certificate for products for export ("CPE"). To obtain a CPE, the device manufacturer must certify to the FDA that the product has been granted clearance or approval in the United States and that the manufacturing facilities appeared to be in compliance with CGMPS at the time of the last FDA inspection.


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







      Under the FDA Export Reform and Enhancement Act of 1996, an unapproved Class III device, a device subject to an IDE, or a banned device may be exported to any country if the product complies with the laws of that country and has valid marketing authorization in one of the following countries or authorities:
Australia, Canada, Israel, Japan, New Zealand, Switzerland, South Africa, the European Union, or a country in the European Economic Community if the device is marketed in an EEC county or authorized for general marketing in the EEC. The FDA is authorized to add countries to this list in the future. Further, a device may be exported under this provision only if, among other things, it is not adulterated, accords to the specifications of the foreign purchaser, complies with the laws of the importing country, is labeled for export, is manufactured in substantial compliance with CGMP regulations or recognized international standards, is not sold in the United States, and meets other conditions.

      Another pathway to export an unapproved Class III device for which a PMA would be required to market the product in the United States is to satisfy the following requirements (found in Section 801(e)(2)): (i) the device accords to the specifications of the foreign purchaser, (ii) the device is not in conflict with the laws of the country to which it is intended for export, (iii) the device is labeled that it is intended for export; (iv) the device is not sold or offered for sale in domestic commerce, and (v) the FDA determines that the exportation of the device is not contrary to the public health and has the approval of the country to which it is intended for export. Compliance with these requirements will

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







permit export to countries where marketing authorization from a listed country or authority under Section 802(b)(1)(A) is not obtained.

      The failure of the Company to comply with applicable FDA regulatory requirements could result in, among other things, PMA withdrawal, recission of a 510(k) clearance, injunctions, product withdrawals, voluntary or mandatory patient/physician notifications, recalls, product seizures, civil penalties, fines, and criminal prosecutions. In addition, the FTC has a variety of processes and remedies available to it for enforcement, both administratively and judicially, including compulsory process, cease and desist orders, and injunctions. FTC enforcement can result in orders requiring, among other things, limits on advertising, corrective advertising, consumer redress, divestiture of assets, rescission of contracts, and such other relief as may be deemed necessary. Violation of such orders could result in substantial financial or other penalties. Any such action by the FDA or the FTC could materially adversely affect the Company's ability to successfully market its products.

      Franchising. As noted above (see "BUSINESS - How DAT Will Be Delivered to the Public"), the Company intends to bring the DAT System to the market through a series of exclusive and non-exclusive regional licenses through which licensees (generally hospitals, medical centers, health networks, clinics and group medical practices) will pay a licensing fee in return for a limited license to use (but not acquire) all of the hardware and software which constitute a part of the DAT System.

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      The Company's distributional program may or will fall within the embrace of federal and state franchise and/or "business opportunity" laws, rules and regulations. These laws, rules and regulations variously require the registration of the Company as a franchisor/licensor/business opportunity grantor; the preparation, registration and dissemination to prospective licensees of an offering circular which, among other things, will set forth in detail the background and experience of the Company and its management, the terms of the license being offered, the Company's financial statements, and any contracts which may or will be entered into with licensees during the course of the license relationship; the filing of all advertising, promotional and marketing materials utilized by the Company to attract licensees and influence their determination to enter into license agreements with the Company; the registration of all employees or third parties who may or will be involved in the offer and granting of the Company's licenses; and, which laws, rules and regulations will circumscribe the representations which the Company and its representatives may make when offering licenses.

      Further, certain franchise and/or business opportunity laws will govern aspects of the Company's relationships with its licensees, including (without limitation): the circumstances under which a license granted by the Company may or may not be terminated; the circumstances under which a license granted by the Company must, or need not be, renewed; limitations on the number of licenses which

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the Company may grant within any geographic area; prohibitions on the Company discriminating among similarly situated licensees; and, under certain such laws, a requirement that the Company repurchase certain equipment and supplies from licensees upon termination or non-renewal of their licenses. The Company believes, but there can be no assurance, that such laws and regulations will not materially adversely impact the Company's business as currently contemplated.

      The Company intends to fully comply with all federal and state franchise and/or "business opportunity" laws, rules and regulations which may or will apply to the Company's distributional program. The process of obtaining franchise and/or business opportunity law registrations nationwide typically is accomplished within three (3) months following the submission of registration applications to the various franchise-regulating authorities, and will require the expenditure of funds both for counsel and registration fees. The Company believes, but there can be no assurance, that the Company can secure and maintain in effect all necessary franchise and/or business opportunity registrations required by law.

      Noncompliance with these franchise and/or business opportunity laws can result in, without limitation, government prosecutions (criminal and/or civil) seeking, without limitation, injunctions or "stop orders" prohibiting the Company from granting any licenses in any or all franchise and/or business opportunity law jurisdictions; significant fines and other civil penalties; imprisonment; seizure

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of all funds acquired by the Company through the sale of licenses other than in compliance with law (along with all other funds with which such license funds have been commingled); and, civil prosecutions seeking restitution for the Company's licensees and/or rescission of their license agreements. Further, in the event of non-compliance, certain franchise and/or business opportunity laws confer upon licensees private rights of action through which they may seek to recover from the Company actual and punitive damages; rescission; restitution; and, attorneys' fees. Under some of these laws, treble damages may be awarded to licensees. Should the Company fail to comply in all respects with the requirements of federal and state franchise laws, rules, regulations such that the foregoing public and private remedies are sought and obtained, then this may or will have a material adverse effect on the Company's business, financial condition and/or results of operations.

Competition

      The DAT System will be compared with existing screening and diagnostic modalities to first determine its efficacy as an adjunct to existing modalities and, eventually, as a stand-alone modality. A screening modality is one which tests a large number of women with no prior suspicion of disease. Important features of an effective screening technology include low cost and speed of the test procedure. Diagnostic modalities are used to detect disease in patients for which there is a suspicion of the existence of

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disease. A diagnostic test can be substantially more expensive and labor intensive than a screening test and still be considered a cost-effective procedure. The DAT system is designed to be both a screening and a diagnostic modality. The principal existing modalities are as follows:

           (i) Self examination. Self examination of breast performed by patient can only detect palpable lumps and is limited by the relative abilities of the woman performing the examination.

           (ii) Palpation. Palpation is a physical examination of the breast by a physician. Palpation can generally only detect palpable lumps, which indicates an advanced stage of cancer.

           (iii) X-Ray Mammography. X-ray mammography is the most prevalent screening method currently in use in the United States for the detection of breast cancer, aside from self examination and palpation. Its efficacy is based upon its ability to detect calcified masses which, in certain cases, can indicate the presence of breast cancer. X-ray mammography requires x-ray irradiation of the breast as well as the often painful physical pressing of the breast between two glass plates in order to obtain the necessary images. Despite the above inadequacies, and despite the very substantial questions about the ability of x-ray mammography to effectively detect breast cancer in many circumstances (especially in younger women with dense breast tissue), its current popularity is such that any new modality will be measured against it. The average x-ray mammography screening examination costs approximately $100. See "RISK FACTORS - Uncertainty of Market Acceptance."

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           (iv) Ultrasound. Ultrasound complements mammography and in some female age groups it images better than mammography because it defines dense breasts and cystic breasts effectively. Ultrasound, like x-ray mammography, detects calcified masses and cysts. An ultrasonic transducer (probe) utilizes sonic beams reflected by varying breast tissue types and sends reflected echoes to a capture device in the transducer for conversion into a digitized image of the breast. Complete assessment and diagnosis requires a diagnostic mammogram in conjunction with the ultrasound study. A typical ultrasound study costs approximately $200. The entire diagnostic procedure, which also requires an x-ray mammogram, costs approximately $300.

           (v) Magnetic Resonance Imaging. MRI records axial views of the body as it passes through a tunnel-like device or rings, housing a powerful magnetic field and surface radio frequency ("RF") coils. MRI detects different tissue characteristics and changes in blood distribution, by observing the effects of a magnetic field on the body's tissue. MRI is expensive compared to standard film-screen mammography (in excess of $800) and its use is generally limited to precisely identifying the location of tumors detected by other screening modalities for the purpose of biopsy or excision.

      A number of companies utilizing different technologies have emerged recently and are attempting to exploit the weaknesses of established screening modalities. The Company believes, however,

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that these other companies employ less effective technologies than the DAT
System.

      One such company is planning to provide services using older, and in the Company's opinion, less sophisticated and effective single detector or shortwave infrared focal plane array infrared hardware. Shortwave (3-5 micron) infrared imaging is prone to environmental interference, unlike QWIP technology. Because this method collects images over time, the methodology is similar to the Company's but, in the Company's opinion, relies on methods of analysis that are more likely to produce inaccurate results due to the subjective nature of the data analysis. The Company believes that this company's methodology may infringe upon the Anbar Patent, but the Company has not determined whether it will take legal action with respect to this possible infringement. This company has not yet received FDA approval for marketing its product.

      Another company markets a breast cancer screening technology involving traditional contact thermography technology, which the Company believes detects a tumor only in an advanced stage, after it is a palpable lump. Its advantage over x-ray mammography is that it does not use radiation or breast compression. This technology is at least twenty-five years old (its U.S. patent expired in February 1997) and represents the type of subjective and non-repeatable applications of early static thermography which are generally deemed ineffective by the American Medical Association and many

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clinicians and scientists. Despite these weaknesses, this company has recently begun distribution of its product under 510(k) market clearance.

      A third company utilizes a method which is a variation on an older method known as transillumination. This method targets the same calcified structure as x-ray mammography, and involves subjective analysis of image data, which makes it unlikely to provide better results than the x-ray method. It has an advantage, over x-ray, however, in that it does not use ionizing radiation and does not require breast compression. This company requires a PMA as an adjunct modality before it can begin to market its product.

      A fourth company is a recent start-up. According to the information available to the Company, such company's method requires breast compression followed by infrared laser transillumination. This makes the method very similar to the transillumination method described above, but with the addition of breast compression, which may or may not impact efficacy. The FDA's concerns regarding exposure to infrared lasers and transillumination, as described in connection with the previous company, apply here as well. This company will require a PMA to market its device as an adjunct. This company has not begun marketing its technology.

      Another company has recently developed a technique for detecting breast cancer by measuring the changes which occur in skin surface electropotential. This technique does not require ionizing radiation or breast compression. The method is also operator intensive and dependent on the operator's skills. It will require a PMA before being marketed in the U.S. There are efforts being made to market this process in Europe.

      The Company believes that a comparison of the benefits and detriment of the above modalities can be illustrated as follows:


=============================================================================================================================
Modality                       Cost/Test        Pros                              Cons
-----------------------------------------------------------------------------------------------------------------------------
X-Ray Mammography              $100             Widely available and              1) High operator dependence; 2)
                                                accepted                          Fear of ionizing radiation; 3)
                                                                                  Breast compression; 4) High false positive
                                                                                  rate; 5) Significant false negative rate,
                                                                                  especially among younger women; 6) Limited
                                                                                  to hospitals and large clinics due to the
                                                                                  expense of the infrastructure requirements.

-----------------------------------------------------------------------------------------------------------------------------
Ultrasound                     $150-$200        1) No radiation; 2) No            1) High operator dependence; 2) Time
                                                breast compression; 3) Better     intensive procedure; 3) Limit use
                                                than x-ray with dense             to diagnostic applications.
                                                breast tissue.
-----------------------------------------------------------------------------------------------------------------------------
MRI                            $800+            1) No radiation; 2) No            1) High operator dependence;
                                                breast compression; 3)            2) Time intensive procedure;
                                                Potentially more                  3) Limit use to diagnostic
                                                sensitive and specific            applications; 4) Limited to
                                                than x-ray.                       hospitals and specialty clinics
                                                                                  due to the expense of the
                                                                                  equipment and infrastructure
                                                                                  requirements.
-----------------------------------------------------------------------------------------------------------------------------
Thermography                   $50-$100         1) No radiation; 2) No            1) High operator dependence; 2)
                                                breast compression.               high false positive rate.
-----------------------------------------------------------------------------------------------------------------------------
Laser                          $100-$200        1) No ionizing                    1) High operator dependence; 2)
Transillumination                               radiation; 2) No                  Relies on structural defects
                                                breast compression.               similar to x-ray mammography; 3)
                                                                                  Experimental.
-----------------------------------------------------------------------------------------------------------------------------


=============================================================================================================================
Modality                       Cost/Test        Pros                              Cons
-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
Skin Surface                   $100-$200        1) No radiation; 2) No            1) High operator dependence; 2) Time
Electropotential                                breast compression.               intensive procedure; 3) Limit use
                                                                                  to diagnostic applications; 4)
                                                                                  Experimental.
-----------------------------------------------------------------------------------------------------------------------------
Dynamic Area                   $50-$75          1) No radiation; 2) No            1) Experimental.
Telethermometry                                 breast compression; 3)
(DAT)                                           Expected higher
                                                sensitivity; 4) Expected
                                                higher specificity than
                                                x-ray; 5) Not a time
                                                intensive procedure
                                                (only 5-10 minutes); 6)
                                                Expected to be effective
                                                in both screening and
                                                diagnosis applications.
=============================================================================================================================


Marketing

      The Company's marketing strategy is geared towards taking advantage of current healthcare trends and is intended to be implemented in two distinct phases: (i) the Pilot Phase, which the Company expects to be completed within approximately 12 months after the Offering; and (ii) the Rollout Phase, which follows the Pilot Phase.

Trends in the Healthcare Industry

In general, the two forces driving the healthcare market are the desire to reduce costs and the public's demand for the most technologically advanced healthcare. These forces have created the following trends:

      o Increasing costs of delivered services. Although the double digit increases in healthcare expenditures seen in the late 1980s and early 1990s have moderated, healthcare costs continue to rise at a rate greater than the Consumer Price Index.

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








                The Company believes that the DAT System will reduce overall costs of healthcare delivery by (i) reducing the screening fee (versus x-ray mammography); (ii) reducing false positives, thereby reducing the costs entailed in unnecessary surgical biopsies; and
           (iii) reducing false negatives, resulting in earlier detection, and associated reduction in cost of treatment (as well as improved patient outcome).

      o Quantifiable Information. Quantifiable information yielding sufficient proof of adequate early detection is a critical component of preventive care. 58.7% of consumers are enrolled in a managed care plan and 83.3% of managed care plans report the use of disease management programs. Quantifiable data, demonstrating the efficacy of a disease detection program, are a critical component in a managed care plan's adopting a screening service as part of a disease management program. The Company believes that it will be able to quantify the increased accuracy of the DAT System versus other screening modalities, thus permitting managed care plans to incorporate the DAT System into their disease detection programs.

      o Risk Shifting. A recent trend in healthcare has managed care plans shifting more risk onto physicians and hospitals for the cost of patient care. This risk shifting is being implemented by a process known as capitation, in which physicians and hospitals are required by the managed care plan to absorb all costs relating to a patient's care for a fixed price, as opposed to billing on a per service basis. The DAT System, by increasing early detection capabilities, is intended to be promoted as a risk reduction tool for physicians and hospitals participating in managed care plans.

      o Increased Information to Consumers. The Internet and other media sources have created a much more educated healthcare consumer. The increased awareness brought about by the greater availability of information has driven the demand for new technologies for both diagnosis and treatment of disease, as the limitations of older technologies become more widely known. The Company believes the DAT System's advantages will address the dissatisfaction with older technologies because of its enhanced detection capabilities and more favorable patient experience.

Pilot Phase

      The Pilot Phase of the Company's marketing strategy will consist of the beta testing of the DAT System at six well-recognized institutional healthcare providers as part of a 3,000 women field test. These centers are intended to include the State University of New York at Buffalo affiliated hospitals/Millard Fillmore Hospitals and Buffalo General Hospital, The State University of New

York at Stony Brook, The Strang Cancer Center in New York City, the Memorial Sloan-Kettering Hospital in New York City and others. In parallel with this field pilot, the Company will attempt to solicit the beta-site health centers to become regional licensees. Data created during the Pilot Phase will be the foundation for the Rollout Phase as discussed below.

      During the Pilot Phase, the Company will focus its efforts on utilizing traditional broad-based media to disseminate news related to the utilization of DAT at the beta-sites.

      In addition, during this Phase, the focus on primary caregivers, such as physicians and nurses, will be education oriented, disseminating the results of the beta-testing and information regarding DAT generally. This information will be disseminated primarily through direct mail, Internet and small informational peer-to-peer gatherings. The objective during the Pilot Phase will be to facilitate referrals from physicians to potential regional licensees and to build awareness of the DAT System.

Rollout Phase

      During the Rollout Phase, the Company intends to disseminate the data collected and analyzed during the Pilot Phase. This data will be the foundation for a science-based, education oriented marketing and sales campaign. The Company intends to focus on the Northeast initially with expansion to major population centers in the United States.

      The Company intends to initiate direct selling efforts with integrated healthcare delivery networks, with the goal of securing additional regional license agreements. These providers will be furnished with documentation and graphic presentations to communicate the Company's overview and mission, product and service descriptions, business model and benefits to participating organizations.

      The Company intends to contact managed care organizations affiliated with its regional licensees to secure reimbursement agreements. The Company will employ cost-benefit analysis to demonstrate the advantages of the DAT System compared with other diagnostic methods, to convince managed care organizations to cover the cost of this screening.

      The Company intends to build relationships with professional and consumer healthcare organizations, such as the American Cancer Society, the American Medical Association, the Karen Komen Society and the "One in Nine" Society. A press kit will be developed and distributed in order to establish contact with these organizations and to explore information-sharing opportunities. Ultimately, the Company expects it will earn an endorsement from one or more of these organizations.

      The Company intends to diseminate information to physicians through direct selling efforts, primarily through direct mail, a feature-rich Internet site and informational gatherings. Outreach efforts will be made in conjunction with regional licensees to secure the participation of physicians in the delivery of the DAT System.

      Finally, the Company intends to address consumers through a variety of approaches. The Company's Internet site will be a primary source for consumer information. A public relations campaign will be employed through advertisement in premier women's magazines with articles placed in key issues (particularly emphasizing breast cancer awareness). Additionally, consumer health related websites will be contacted and opportunities for education and information sharing explored, with the objective to promote awareness among consumers of the DAT System.

Other DAT Applications

      The Company believes that DAT technology may have additional applications beyond breast cancer, such as in the detection of melanoma and diabetes. These applications may provide additional opportunities for commercialization. The Company may focus on other applications after its efforts to commercialize DAT for breast cancer screening and management.

Suppliers

      The Company will utilize infrared cameras which will be custom manufactured by various suppliers. The Company has identified at least two such suppliers which it believes will be in a position to satisfy the Company's anticipated requirements for infrared cameras. The Company will also require network software which it is currently negotiating a license to procure. See "RISK FACTORS - Technology Development Incomplete". The Company anticipates that any other required supplies and components will be readily available and will not require high-cost specialty design and production.

Employees

      As of closing of the Offering, the Company expects to employ eight employees and retain four outside consultants, six of whom are anticipated to be officers. None of the employees are represented by a collective bargaining agreement and management believes it has good relations with its employees.

Facilities

      The Company's principal offices are located at 25 E. Loop Road, Stony Brook, New York 11790. Such offices are leased by the Company under a one-year lease from the Long Island High Technology Incubator, commencing February 1, 1998. The lease includes office space, conference rooms and other areas and shared office services. Annual rent payments are $1,750 for the first year. The Company is currently negotiating a lease for additional premises of approximately 1,500 square feet located in Long Island and Manhattan. The offices will be connected to each other and other communications networks by fiber-optic cable, and with total rent payments of approximately $30,000 per year.

Legal Proceedings

      There are no legal proceedings pending or, to the Company's knowledge, threatened against the Company.

Available Information

      The Company has filed with the Commission in Washington, D.C. a Registration Statement on Form SB-2 (as amended, the "Registration Statement") of which this Prospectus is a part under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document are summaries of the material terms of such contract, agreement or other document. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. The Registration Statement (including the exhibits thereto) filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 (1800-SEC-0330) and will also be available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The website address is http://www.sec.gov.

      The Company has applied to have the Common Stock approved for quotation on the NASDAQ Small Cap Market and the Registration Statement and such reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the NASDAQ Small Cap Market located at 1735 K Street, N.W., Washington, D.C. 20006 and The Pacific Stock Exchange located at 301 Pine Street, San Francisco, California 94104.

      Upon the effectiveness of the Registration Statement, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, will file reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information can be inspected and copied at the addresses set forth above. The Company prepares its financial statements using year ended December 31. The Company intends to furnish its shareholders with annual reports containing consolidated financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

      Omnicorder Technologies, Inc. is a Delaware corporation incorporated in February 1997. The Company's principal executive offices are located at 25 E. Loop Road, Stony Brook, New York 11790-3350 and its telephone number is (516) 444-6499.


                                   MANAGEMENT


NAME                            AGE                  POSITION
----                            ---                  --------
Mark A. Fauci                   39                   Chairman of the Board of Directors,
                                                     President and Chief Executive Officer

Paul C. Rabbiner                63                   Director, Interim Vice President,
                                                     Sales


NAME                            AGE                  POSITION
----                            ---                  --------

Irving Price                    64                   Director

James Hayward                   45                   Director

Richard A. Lippe                60                   Director

Michael Anbar                   71                   Founding Scientist,
                                                     Research and Development Consultant

Kevin McQuade                   51                   Chief Financial Officer*

Tamara R. Rusoff                43                   Vice President, Education and
                                                     Communication*

Dennise Fantuzzi                43                   Vice President, Marketing*

------------
* Upon completion of the Offering


      The period served and the business experience of each of the directors and executive officers is set forth below:

      Mark A. Fauci. Mr. Fauci is the founder of the Company and, since its incorporation in 1997, has served as the Company's President, Chief Executive Officer and Chairman of the Board. From 1994 to 1997, he was employed by Reuters Health Information Services, a Reuters owned start-up Company. Mr. Fauci headed new business development and was responsible for building strategic relationships in the U.S. and Europe, for developing strategic technical and business plans and for maintaining key contacts and relationships in the health-care industry. His earlier position at Reuters included Director of Technical Strategic Planning for Network Operations. In this role he was responsible for all network architecture design and development decisions. Prior to joining Reuters, he served as the President of E.C.A., Inc. from

1991 to 1994, a consulting firm specializing in the field of computer aided design and digital imaging systems. Mr. Fauci also has seven years of experience as an engineer at Standard Microsystems Corporation, working in the research, development and manufacture of integrated systems, utilizing the same processes found in state-of-the-art infrared imaging component manufacturing. Mr. Fauci holds a B.S. in Science from the State University of New York at Stony Brook and an MBA from Dowling College.

      Paul C. Rabbiner. Mr. Rabbiner has been a director of the Company since January 1998, and has also been the Interim Vice President, Sales of the Company since September 1998. Mr. Rabbiner, since 1993, has acted as a consultant to corporations involved in varied aspects of the medical industry. From 1990 to 1993, he served as group Executive Vice President and Vice President of Manual Products for Fortress Scientific, a privately held multinational manufacturer of mobility products. From 1987 to 1992, Mr. Rabbiner served as the President of Neurologix Systems, Ltd., a manufacturer and distributor of electronic medical equipment. Between 1985 and 1989, he also served as the President of Rabson Medical Sales, Ltd, a manufacturer representative to the durable rehabilitation and medical equipment field. He was a co-founder of Medco Surgical Supply Company, whose main market thrust was in the application of inhalation and rehabilitation equipment to the homecare and handicapped markets, and he served as President from 1957 to 1982. That company was then sold to National Medical Enterprises, where Mr. Rabbiner served as a consultant from 1982- 1984. Mr. Rabbiner has co-published a book entitled "Positioning Clients with Central Nervous System Deficits" which is used as a text book in some physical therapy schools.

      Irving Price. Mr. Price has been a director of the Company since January 1998. Since 1989 he has owned his own investment management firm, Priority Investment Management, where he manages individual portfolios, trusts and estates. In 1987 he was a financial analyst for N.Y. City Council, Finance Division. Since 1959, Mr. Price has worked as a securities analyst and pension fund and portfolio manager for various investment management firms such as Dean Witter Reynolds (now Morgan Stanley-Dean Witter), Bache Halsey Stuart (now Prudential Securities), Shields Asset Management, and Hutton Investment Management (now Salomon Smith Barney). During this time, he managed corporate and union portfolios involving pensions, profit sharing and welfare funds.

      Mr. Price is a member of the New York Society of Security Analysts. He holds a BS in business from Baruch College and a MBA in Financing and Investments from New York University.

      James Hayward. Dr. Hayward has been a director of the Company since September 1998. Dr. Hayward is a recognized authority on the applications of liposomes in medicine and industry, with more than 50 patents and original publications to his credit. He has extensive experience in start-up companies, in development and marketing of non-regulated biotechnology product applications, and in the development of drug-delivery technologies for a wide range of medical applications.

      In 1990, he founded Collaborative Laboratories, Inc. ("CLI"), a contract research and manufacturing biotechnology company. Dr. Hayward currently serves as this company's President, Chief Executive Officer and as a Director, and is its principal stockholder. CLI later became a subsidiary of The Collaborative Group, Ltd., a privately held holding company which Dr. Hayward founded in 1997, where he serves as a Director, Chief Executive Officer and is its principal stockholder.

      Dr. Hayward was responsible for product development at the Estee Lauder Companies from 1984 to 1989, where he served as Director of Research Worldwide.

      He holds an adjunct faculty position at S.U.N.Y. Stony Brook in Molecular Biology and is an Honorary Fellow at the University of London. Dr. Hayward serves on the boards of the Center for Biotechnology at S.U.N.Y. Stony Brook - Council on Biotechnology, the Long Island Association, the Stony Brook Foundation, the Research Foundation of the State of New York, and the New York Biotechnology Association. He has received the "Best Paper of the Year Award" from the Society of Cosmetic Chemists for the last 4 years. Dr. Hayward received his doctorate in Molecular Biology and Biophysics from S.U.N.Y. at Stony Brook.

      Richard A. Lippe. Mr. Lippe has been a director of the Company since January 1998. Mr. Lippe has been a practicing attorney in the State of New York since 1964. He has been a stockholder and officer, for the past 20 years, of Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C., the Company's law firm. Meltzer, Lippe represents many of Long Island's leading high-technology start-up companies. Mr. Lippe is the Chairman of the Board of Directors of Silicon Island Equities, LLC, a privately held investment banking firm. He is also a Director of Collaborative Laboratories, Inc., a privately held contract research and manufacturing biotechnology company. He is also the Managing Trustee of The Keene Asbestos Liquidating Trust. Mr. Lippe is a graduate of Tufts University and holds a J.D. from the University of Pennsylvania Law School.

      Kevin McQuade. Mr. McQuade is expected to be the Chief Financial Officer of the Company as of the close of the Offering. From 1994 to September 1998, Mr. McQuade was the Chief Financial Officer of Sensar Inc., a leading start-up biometric identification technology company. Before that he served as Executive Vice President and Chief Financial Officer of the Princeton Stanford Group, a technology advisory institution to the investment and financial community. From 1984 to 1993, he was Chief Financial Officer of the Sequor Group, Inc., a subsidiary of Security Pacific, a Wall Street financial institution with $450 million in revenues. From 1977 to 1984, Mr. McQuade was Vice President of Financial Planning for Citicorp Diners Club and Treasurer of Diners' Club International. He holds a B.S. in accounting from St. Peter's College and an MBA in finance from Fairliegh Dickenson University.

      Michael Anbar, Ph.D. Professor Anbar is the Company's Founding Scientist. He has been providing research and development expertise through the UB Foundation, under a grant from the Company. See "The Anbar License Agreement" and "MANAGEMENT." Professor Anbar is one of the foremost authorities in the field of bio-medical applications of infrared systems and is the inventor of Dynamic Area Telethermometry. He has been a Professor of Biophysics since 1977, Director of Interdepartmental Clinical Biophysics Group (1991), and a Research Professor, in the Departments of Ophthalmology (since 1991), Surgery (since October 1998) and Dental Materials (since 1980) at the State University of New York at Buffalo. He has held senior faculty positions at Stanford Research Institute from 1967 to 1977 and State University of New York at Buffalo. He has held the position of research Professor of biophysics at Roswell Park Cancer Institute from 1979 to date. He is the author of over 270 articles in refereed scientific journals and five books including "Quantitative & Dynamic Telethermometry in Medical Diagnosis & Management". He holds eleven patents with three additional patents pending. He has been the recipient of over $15 million in research grants and contracts, has industrial experience in ten diverse fields, including medical diagnostic instrumentation. He has current or past membership in over 35 professional societies and maintains key scientific and industrial contacts in the U.S., Europe and Asia. He holds an M.S.C. and a Ph.D. in Physical Chemistry from Hebrew University, Israel.

      Tamara R. Rusoff. Ms. Rusoff is expected to be the Company's Vice President, Education and Communications, as of the close of the Offering. She currently provides educational programming for physicians as a freelance consultant for Physicians World Communications Group, a private medical and healthcare communication company. From 1996 through 1997, Ms. Rusoff served as the Vice President of the Technological Solutions Division at Robert
A. Becker Agency, where she managed the accounts of Bristol-Myers Squibb and Rhone Polenc Rorer. Prior to that, between 1994 to 1995, Ms. Rusoff worked with Reuters Health Information Services, a Reuters owned start-up company, where she served in various capacities, including Senior Manager of Meetings and Conventions. From 1989 through 1994, she was the Vice President of Program Development at Triclinica Communications, where she supervised a team of six in designing, developing and producing educational meetings, symposia, monographs, journal articles and a variety of promotional materials and events. Ms. Rusoff is conversant in six languages and holds a BA in Psychology and a Masters Degree in Social Work from the University of Minnesota.

      Dennise Fantuzzi. Ms. Fantuzzi is expected to be the Vice President of Marketing of the Company, as of the close of the Offering. Since 1997, Ms. Fantuzzi has owned a consulting business which prepares and presents strategic and tactical marketing plans, business plans and provides guidance on organizational development issues. From 1996 to 1997, Ms. Fantuzzi served as the Vice President, Business Development for Multum Information Services, Inc., which designs and develops intelligent software components for the healthcare industry. While at Multum, Ms. Fantuzzi was responsible for overall sales and marketing efforts. From 1994 to 1996, she was the Senior Vice President, Sales and Marketing, for Reuters Health Information Services, Inc., where she served on an Executive Committee and on a Senior Management Team. Ms. Fantuzzi holds a BS in Business Administration from Temple University.

Compensation of Directors

      Non-employee Directors currently receive no compensation for their services, but may be reimbursed for certain expenses in connection with attendance at board and committee meetings. All non-employee directors as of April, 1998 (Messrs. Rabbiner, Price, Lippe) each received options to purchase 13,200 shares each, at an exercise price of $3.40 per share. The Board intends to compensate directors with annual stock option grants on an ongoing basis.

Audit Committee

      The Board of Directors intends to have a standing Audit Committee, as of the close of the Offering. The Audit Committee is intended to be comprised of Messrs. Lippe, Price and the Company's Chief Financial Officer. The Audit Committee will assist the Board Of Directors in exercising its fiduciary responsibilities for oversight of audit and related matters, including corporate accounting, reporting and control practices. It is responsible for recommending to the Board of

Directors the independent auditors for the following year. The Audit Committee intends to meet periodically with management, financial personnel and the independent auditors to review internal accounting controls and auditing and financial reporting matters.

Scientific Advisory Board

      The Company has established an independent Scientific Advisory Board ("SAB") which will be chaired by a leading breast cancer surgeon, Dr. Michael Osborne. Dr. Osborne is a leading expert, author and lecturer on the subject of breast cancer. He has been the CEO of The Strang Cancer Prevention Center since 1991. He holds or has held positions in some of the most prominent medical schools and cancer centers including Memorial Sloan-Kettering (since 1986), Cornell University Medical College (since 1981), The Rockefeller University (since 1981) The Royal Marsden Hospital and Institute (1978-1980) and Charing Cross Hospital (1976-1978). He was trained in London, England at the University of London and later at the University of the State of New York.

      The purpose of the SAB is to provide the Company with expert advice and guidance pertaining to the development, testing and deployment of the Company's DAT System and will consist of surgeons, radiologists, oncologists and primary care physicians. The SAB will meet several times a year and some of its members will also participate in the clinical testing of the DAT System. It is anticipated that the SAB will consist of six members and may be increased or decreased from time to time. It is anticipated that members of the SAB will be compensated with per meeting stipends of $1,000 to $1,500 and with grants of stock options from time to time.

Remuneration of Executive Officers-Summary Compensation Table

      The following table discloses compensation paid by the Company for the services of Mark A. Fauci, its Chief Executive Officer, who was the only compensated officer for the fiscal year ending December 31, 1997.


                                                                 Long-Term Compensation
                                                                 ----------------------
                                                                 Awards       Payouts
                                                                 ------       -------
                                            Annual Compensation
                                            -------------------

                                                                               Restricted     Securities
Name and Principal                                            Other Annual       Stock        Underlying      LTIP      All Other
  Position                Year       Salary       Bonus       Compensation     Award(s)        Options       Payouts   Compensation
----------------          ----       ------       -----       ------------     ---------      ----------     -------   ------------

Mark A. Fauci,            1997       $13,800        ---         ---              ---            ---            ---       ---
Director, President
and Chief Executive
Officer




Employment Agreements


      On December 31, 1997, Mark A. Fauci, the Company's President and Chief Executive Officer, entered into an employment agreement with the Company (the "Fauci Agreement"). Pursuant to the Fauci Agreement, the Company is contractually obligated to pay Mr. Fauci $90,000 per year commencing January 1, 1998 for a four year period. In the event that the Company receives equity financing of $2.25 Million or more, Mr. Fauci's salary will be increased to $135,000 per annum and to $180,000 per annum on the later of January 1, 1999 or the date that the Company receives an aggregate of $2.25 Million of equity financing. The increase in salary to $180,000 will be effective as of the closing of the Offering.

      The Company has also entered into an agreement with Professor Anbar, the Company's Vice President, Research and Development, with respect to his employment. The Company has agreed to provide Professor Anbar with a five-year employment contract following his resignation or retirement from S.U.N.Y. Buffalo. His employment contract will provide a level of compensation of salary and benefits equal to what he is receiving from S.U.N.Y. Buffalo at the time of his resignation, capped at a total of $168,000 per annum. Anbar, during his employment, has the right to devote time to other activities, not inconsistent with his duties to the Company, provided he does not perform activities relating to treatment of breast cancer, melanoma or diabetes and that those activities do not exceed 40% of his working hours.

      If Professor Anbar chooses not to resign from S.U.N.Y. Buffalo, the Company intends to negotiate an agreement with S.U.N.Y. Buffalo to provide for the continued furnishing of Professor Anbar's services to the Company. It is anticipated that this agreement would require the Company to compensate S.U.N.Y. Buffalo at a cost no greater than if Professor Anbar were to be employed under the aforementioned employment agreement.

      The Company entered into a consulting agreement in March, 1997 (the "Amara Consulting Agreement") with Amara, Inc. ("Amara"), a corporation wholly-owned by Professor Anbar, for a 12 month period expiring in March, 1999, but only during the period prior to Anbar's employment by the Company. The Consulting Agreement provided Amara with a maximum of 52 days of consulting at a rate of $500 per day, for a total potential expenditure of $26,000 with travel expenses not to exceed $25,000 and equipment and supplies expenses not to exceed $50,000. All of such fees were reduced to a one time payment of $50,000 which was utilized for the purchase of equipment and supplies. The Amara Consulting Agreement will terminate, prior to March 1999, if Professor

Anbar resigns from S.U.N.Y. Buffalo and commences his employment relationship with the Company. Anbar has the option to acquire title to a research camera in March, 1999 provided that the camera is used for non-competitive basic research only.

Stock Option Plan

      In April 1998, the Company adopted the 1998 Stock Option Plan. The purpose of the 1998 Stock Option Plan is to enable the Company to attract, retain and motivate key employees, directors, and on occasion, consultants, by providing them with stock options. Options granted under the 1998 Stock Option Plan may be either incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. The Company has reserved 400,000 shares of Common Stock for issuance under the 1998 Stock Option Plan. As of the date of this Prospectus, options for an aggregate of 39,600 shares of Common Stock have been granted to three non-employee directors under the 1998 Stock Option Plan, at an exercise price of $3.40 per share, which was equivalent to the fair market value in April 1998, the date of the grant.

      The 1998 Stock Option Plan will be administered by the Board of Directors. The Board has the power to determine the terms of any options granted thereunder, including the exercise price, the number of shares subject to the option, and conditions of exercise.

Options granted under the 1998 Stock Option Plan are generally not transferable, and each option is generally exercisable during the lifetime of the optionee only by such optionee. The exercise price of all incentive stock options granted under the 1998 Stock Option Plan must be at least equal to the fair market value of the shares of Common Stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of stock of the Company ("10% Owners"), the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date. The term of all incentive stock options under the 1998 Stock Option Plan may not exceed ten years, or five years in the case of 10% Owners. The specific terms of each option grant are approved by the Board of Directors and are reflected in a written stock option agreement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following table sets forth the beneficial ownership of the Common Stock of the Company as of ___________, 1998 by (i) each person or entity known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, (ii) each of the Company's directors and officers, and (iii) all directors and executive officers of the Company as a group. The information as to each person or entity has been furnished by that person or entity.



                                                                                  Percentage of Shares
                                                                                   Beneficially Owned
                                                                                   ------------------
Name and Address of                       Shares Beneficially                Before                  After
 Beneficial Owner                                Owned                     Offering (1)             Offering
-------------------                       -------------------              ------------             --------

Mark Fauci                                     1,672,000                      70.9%                  _____%

Michael Anbar                                    440,000                      18.7%                  _____%

Meltzer, Lippe, Goldstein,                       125,400(2)                    5.0%                  _____%
Wolf & Schlissel, P.C.

Paul Rabbiner                                     42,533(3)                    1.8%                  _____%

Irving Price                                      26,400(4)                    1.2%                  _____%

Richard Lippe                                    191,400(5)                    7.5%                  _____%

All directors and executive                    1,932,333                      71.1%                  _____%
officers as a group


-----------------------

(1) Does not include shares issuable pursuant to outstanding warrants or options, except those held by the named individual.

(2) Consists of warrants to purchase 125,400 shares of Common Stock at an exercise price of $3.40 per share, currently exercisable until January 6, 2004 (99,000 shares) and February 15, 2004 (26,400 shares).

(3) Includes options to purchase up to 13,200 shares of Common Stock at an exercise price of $3.40 per share, currently exercisable for a period of 10 years. Does not include warrants to purchase 33,334 shares of Common Stock at $6.00 per share, exercisable for a four-year term commencing August 31, 1999.

(4) Includes options to purchase up to 13,200 shares of common Stock at an exercise price of $3.40 per share, currently exercisable for a period of 10 years. Does not include warrants to purchase 16,667 shares of Common Stock at $6.00 per share, exercisable for a four-year term commencing August 31, 1999.

(5) Includes 125,400 shares of Common Stock issuable pursuant to warrants registered to Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C., a law firm in which Mr. Lippe is a shareholder and officer. Mr. Lippe disclaims beneficial ownership as to these shares. Also includes 52,800 shares of Common Stock issuable pursuant to a warrant registered to Mr. Lippe at an exercise price of $3.40 per share, currently exercisable until January 6, 2004, and an option to purchase up to 13,200 shares of common Stock at an exercise price of

           $3.40 per share, presently exercisable for a period of 10 years.




                            DESCRIPTION OF SECURITIES


Common Stock

      As of September __, 1998, after giving effect to a 2.2:1 stock split which occurred in August 1998, there were 2,358,397 shares of Common Stock outstanding, which were held of record by 22 stockholders, and 480,267 shares of Common Stock issuable pursuant to outstanding options and warrants, 44,000 shares of Common Stock reserved for issuance to a licensor of intellectual property utilized by the Company and 360,400 shares of Common Stock reserved for issuance pursuant to the 1998 Stock Option Plan. Cambridge will also be issued the Underwriter's Warrants after the Offering. See "UNDERWRITING." The Board of Directors is authorized to issue up to 10,000,000 shares of Common Stock. There will be _______ shares of Common Stock outstanding after giving effect to the sale of the shares of Common Stock offered hereby. The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. See "DIVIDEND POLICY." In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

      Persons who purchased Common Stock in the Company's initial private placement in late 1997 and early 1998, holding in the aggregate of 202,396 shares of Common Stock, were granted the right to receive additional shares of Common Stock for a period of two years after their initial purchase, if the Company issues Common Stock, or securities convertible into Common Stock, at a price of less than $3.40. The number of shares would be that amount which such persons would have received had they purchased shares of Common Stock at such lower price, using the same dollar amount of their initial investment.

Preferred Stock

      The Board of Directors is authorized by the Company's Certificate of Incorporation to authorize and issue up to 1,000,000 shares of Preferred Stock, $.01 par value, in one or more series. No shares of Preferred stock have been authorized for issuance by the Board of Directors and the Company has no present plans to issue any such shares. In the event that the Board of Directors does issue Preferred Stock, it may exercise its discretion in establishing the terms of the Preferred Stock. In the exercise of such discretion, the Board of Directors may determine the voting rights, if any, of the series of Preferred Stock being issued, which would include the right to vote separately or as a single class with the Common Stock and/or other series of Preferred Stock; to have more or less voting power per share than that possessed by the Common Stock or other series of Preferred Stock, and to vote on certain specified matters presented to the shareholders or on all such matters or upon the occurrence of any specified event or condition. Upon liquidation, dissolution or winding up of the Company, or upon events such as a merger or sale of the Company's assets, the holders of Preferred Stock may be entitled to receive preferential cash distributions fixed by the Board of Directors when creating the particular series thereof before the holders of the Common Stock are entitled to receive anything. Preferred Stock authorized by the Board of Directors could be redeemable or convertible into shares of any other class or series of stock of the Company.

      The issuance of Preferred Stock by the Board of Directors could adversely affect the rights of holders of shares of Common Stock by, among other things, establishing preferential dividends, liquidation rights or voting power. The issuance of Preferred Stock could be used to discourage or prevent efforts to acquire control of the Company through the acquisition of shares of Common Stock.

      The Company also has certain options and warrants outstanding. See "SHARES ELIGIBLE FOR FUTURE SALE."

Transfer Agent and Registrar

      The transfer agent and registrar for the Company's Common Stock is Continental Stock Transfer and Trust Company.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In December 1997, the Company issued a warrant to Richard A. Lippe, a director of the Company. Mr. Lippe is a shareholder and officer of the Company's legal counsel, and received proceeds of $40,000. Under the terms of the warrant, Mr. Lippe was granted the right to purchase up to $180,000 worth of any securities the Company issues through January 6, 2004. As of September 1998, the warrant is exercisable into 52,800 shares of the Company's Common Stock at an exercise price of $3.40 per share.

      Pursuant to an agreement entered into in August, 1997, the Company issued warrants to Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C. ("MLG"), its legal counsel, in consideration for the deferral of legal fees. The warrants entitle MLG to purchase up to $427,500 worth of any securities sold by the Company to outside investors at the same prices as sold to such investors through January 6, 2004 (as to $337,500 worth of such securities) and February 15, 2004 (as to $90,000 worth of such securities). As of September 1998, the warrants are exercisable into 125,400 shares of the Company's Common Stock at an exercise price of $3.40 per share.

      The Company has also entered into employment and consulting agreements with Messrs. Fauci and Anbar (and his affiliate, Amara, Inc.). See "MANAGEMENT - Employment Agreements."

                         SHARES ELIGIBLE FOR FUTURE SALE

      Prior to the Offering, there has been no public trading market for the Common Stock of the Company. Upon completion of the Offering the Company will have a total of _________ shares of Common Stock outstanding (_____________ shares if the Underwriters' over-allotment option is exercised in full). Of these shares, the ___________ shares of Common Stock offered hereby (_________ shares if the Underwriters' over-allotment option is exercised in full) will be freely tradeable without restriction or further registration under the Securities Act of 1933, by persons other than affiliates of the Company. The remaining 2,358,397 shares of Common Stock outstanding are "restricted shares" as that term is defined by Rule 144 promulgated under the Securities Act of 1933. Under Rule 144, 1,672,000 shares held by Mark Fauci are currently eligible for sale (subject to volume and other limitations of Rule 144, as discussed below) and the balance of the shares outstanding prior to the Offering will become eligible for sale by March, 1999.

      Pursuant to Lock-Up agreements, the Company's officers and directors and all other stockholders of the Company (who in the aggregate hold 2,358,397 shares of Common Stock upon the completion of this Offering) and all holders of outstanding options and warrants, exercisable for a total of 480,267 shares of Common Stock, have agreed that they will not directly or indirectly, offer, sell, grant any option to purchase or otherwise sell or dispose of any shares of Common Stock of the Company, or any securities convertible into, exercisable, or exchangeable for, any shares of Common Stock of the Company without the prior written consent of Cambridge for a period ranging from 6 months to 24 months from the date of this Prospectus; however, Mr. Fauci and Professor Anbar may sell 17,500 shares of Common Stock each, without the consent of Cambridge, at any time, subject to the limitations of Rule 144 as set forth below. Additional sales, in the aggregate of 117,500 shares, by any director or employee who receives shares pursuant to the 1998 Stock Option Plan, will be allowed without consent of Cambridge, provided that no less than twelve months have passed since the initial public offering and the bid price for the

Company's Common Stock is no less than 160% of the initial public offering price for thirty consecutive trading days.

      In April 1998, the Company's Board of Directors adopted the 1998 Stock Option Plan, which reserved 400,000 shares of Common Stock to be issued pursuant to this plan. As of September 1998, options to purchase a total of 39,600 shares of Common Stock were issued under the plan with an exercise price of $3.40 per share, the then fair market value. All of such options are currently exercisable for a period of ten years.

      In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year is entitled to sell, within any three month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of the issuer's common stock or the average weekly trading volume during the four calendar weeks preceding such sale, provided that certain public information about the issuer as required by Rule 144 is then available and the seller complies with certain other requirements. A person who is not an affiliate (generally an affiliate is an officer, director or holder of 10% or more of a corporation's outstanding shares), and has not been an affiliate within three months prior to sale, and has beneficially owned the restricted securities for at least two years, is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. 2,155,797 of the 2,358,397 shares of Common Stock outstanding prior to the Offering are held by affiliates, and are thus subject to continuing volume limitations described above.

      Investors in the Company's private placement completed in early 1998 (the "Private Placement") were granted certain registration rights. These rights will enable these investors to "piggy-back" the registration of their shares, aggregating 202,396 shares of Common Stock, to any other registration statement (except Forms S-4 or S-8) the Company has filed, if market conditions permit. No shares owned by stockholders are being sold in the Offering. These investors are also entitled to request registration on an abbreviated form known as Form S-3, which will generally be available one year after the Offering, and the investors may request registration on Form S-3 once every six months.

      Investors holding warrants received in a recently completed private financing entitling them to purchase in the aggregate up to 250,000 shares of Common Stock, hold similar rights to those of investors in the Private Placement, except that the Form S-3 rights can be exercised a maximum of three times. These warrants are not exercisable until 12 months after the Offering. These warrants also have "weighted average" anti-dilution protection for issuance of Common Stock or securities convertible into Common Stock at less than $6.00 per share.

      Cambridge currently has the right to purchase 12,467 shares of Common Stock at $3.40 per share, pursuant to currently exercisable warrants which it received for its efforts in the Private Placement. Cambridge is entitled to "piggy-back" registration rights with respect to the shares underlying these warrants. Cambridge will also have registration rights with respect to the Underwriter's Warrants it receives in connection with the Offering.
See "UNDERWRITING."

Holders

      The number of record holders of the Company's Common Stock is 22.

                                  UNDERWRITING

      Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to Cambridge, and Cambridge has agreed to purchase from the Company, ___________ shares of Common Stock at the initial public offering price less underwriting discounts and commissions set forth on the cover page of this prospectus.

      The Underwriting Agreement provides that the obligations of Cambridge are subject to certain conditions and that Cambridge is committed to purchase all the shares of Common Stock offered hereby (other than those covered by Cambridge's overallotment option, unless exercised), if any of such shares of Common Stock are purchased. The Company has agreed to indemnify Cambridge against certain liabilities, including liabilities under the Securities Act, or will contribute to payments Cambridge may be required to make in respect thereof.

      Cambridge has advised the Company that it proposes initially to offer the Common Stock directly to the public at the initial public offering price set forth on the cover page of this Prospectus and that it may allow certain dealers who are members of the National Association of Securities Dealers, Inc. (the "NASD") a selling concession not in excess of $____ per share of Common Stock.

      Pursuant to the Underwriting Agreement, Cambridge shall purchase the shares of Common Stock offered hereby at a discount equaling 10% of the public offering price.

      The Company has granted to Cambridge an option, exercisable not later than 45 days after the effective date of this Prospectus, to purchase up to a maximum of _________ additional shares of Common Stock, equal to 15% of the shares to be sold in the Offering, solely to cover overallotments, if any, at the initial public offering price set forth on the cover page hereof, less the underwriting discount set forth on the cover page hereof.

      The shareholders of the Company have agreed to certain "lock-up" arrangements with respect to their shares without the prior consent of Cambridge. See "SHARES ELIGIBLE FOR FUTURE SALE."

      The Company has agreed to enter into a consulting agreement with Cambridge, on the closing of the Offering, having a term of thirty months and providing for the payment of $60,000 to Cambridge, which amount shall be paid in full by the Company at the closing of the Offering. The Company shall pay Cambridge a non-accountable expense equal to 3% of the gross proceeds of the Offering, of which $25,000 has been paid to date.

      Prior to the Offering, Cambridge acted as a placement agent in connection with two private placements of The Company's securities. See "SHARES ELIGIBLE FOR FUTURE SALE".

      In connection with the Offering, the Company has agreed to grant to Cambridge warrants to purchase such number of shares of Common Stock equal to 10% of the number of shares sold in the Offering (the "Underwriter's Warrants"). The Underwriter's Warrants, which warrants (and the underlying shares of Common Stock) are being registered pursuant to the Registration Statement filed with respect to the Common Stock offered hereby, shall be exercisable at any time during a period of four (4) years commencing one year after their issuance, and provide for an exercise price equal to 120% of the initial public offering price set forth herein.

      Upon the written request of the holders of a majority of the Underwriter's Warrants and the shares of Common Stock underlying the Underwriter's Warrants, the Company will on one occasion register the shares underlying the Underwriter's Warrants at the expense of the Company. In addition, the Company will include as a piggy-back registration, for a period of seven years, the shares of Common Stock underlying the Underwriter's Warrants at the expense of the Company in any registration statement filed with the Securities and Exchange Commission (other than a Form S-4 or S-8).

      For a period of thirty months from the closing of the Offering, Cambridge will be granted a right of first refusal to act as investment banker with respect to all (i) equity or debt offerings by the Company or any subsidiaries, whether public or private, and (ii) transactions relating to (x) the purchase or sale of stock or substantial assets by or to the Company or its subsidiaries, or
(y) any joint venture, corporate reorganization or other transaction utilizing investment banking services.

      For a period of two years following the closing of the Offering, the Company has agreed not to sell or issue any shares of Capital Stock or any options, rights or warrants with respect to any shares of Capital Stock without the prior written consent of Cambridge, except in connection with the 1998 Stock Option Plan referenced above. Such negative covenants shall not apply in connection with financings of at least $20,000,000 which are completed at no less than twice the initial public offering price per share or for acquisitions the Company makes, using stock as the medium of payment, which are completed at a per share price of no less than twice the initial public offering price per share.

      The Company has agreed to nominate and support the election of one designee of Cambridge as a member of the Board of Directors if such board consists of eight or less directors, or two designees if the board consists of more than eight directors, for a period of two years from the closing of the Offering.

      Certain persons participating in the Offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock, including purchases of the Common Stock to stabilize its market price and purchases of the Common Stock to cover some or all of a short position in the Common Stock maintained by the Underwriters. In addition, Cambridge may impose "penalty bids" for a period of up to 60 days after the closing of the Offering under contractual arrangements with certain dealers participating in the Offering, whereby Cambridge may reclaim from such dealers, for Cambridge's account, the selling concessions with respect to the Common Stock that is distributed in the Offering, but subsequently purchased for Cambridge's account in the open market. Any of the transactions described in this paragraph may result in the maintenance of the trading price of the Common Stock at a level above that which might otherwise prevail.

      In connection with the Offering, Cambridge (and selling group members) may engage in passive market making transactions in the Common Stock on the Nasdaq Small Cap Market in accordance with Rule 103 of Regulation M under the Securities Act of 1933 and the Securities Exchange Act of 1934.

      For factors considered in the determination of the offering price, see "RISK FACTORS - Absence of Prior Public Market;"


                                  LEGAL MATTERS

      The validity of the Common Stock offered hereby and certain other matters will be passed on for the Company by Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C., Mineola, N.Y. ("MLG"). MLG has an ownership interest in the Company consisting of a warrant to purchase up to 125,400 shares of Common Stock. Richard A. Lippe, an officer and stockholder of such firm, is a director of the Company and has an ownership interest in the Company consisting of a warrant to purchase up to 52,800 shares of Common Stock, and a director's stock option to purchase up to 13,200 shares of Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

      Certain legal matters will be passed on for Cambridge by Whitman Breed Abbott & Morgan LLP, New York, N.Y.

      Certain legal matters with respect to franchising law and regulations, appearing in the section "BUSINESS - Government Regulation - Franchising" will be passed on for the Company by Kaufmann, Fiener, Yamin, Gildin & Robbins LLP, New York, N.Y.

      Certain legal matters with respect to FDA law and regulations appearing in sections entitled "RISK FACTORS - Government Regulation; No Assurance of Regulatory Approvals" and "BUSINESS - Government Regulation: FDA Regulations", will be passed on for the Company by Hale and Dorr LLP, Washington, D.C.


                                     EXPERTS

      The financial statements as of December 31, 1997 and for the period from February 7, 1997 (inception) through December 31, 1997 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                                      Page
                                                                                                      ----

Report of Independent Accountants ...........................................................          F-2

Balance Sheet as of December 31, 1997 and September 30, 1998 (unaudited) ....................          F-3

Statement of Operations for the period from February 7, 1997 (inception) through
   December 31, 1997, the period from February 7, 1997 (inception) through
   September 30, 1997 (unaudited), the nine months ended September 30,
   1998(unaudited) and cumulative for the period from February 7, 1997
   (inception) through September 30, 1998 (unaudited) .......................................          F-4

Statement of Changes in Stockholders' Equity for the period from February 7, 1997 (inception)
   through December 31, 1997 and the nine months ended September 30, 1998 (unaudited) .......          F-5

Statement of Cash Flows for the period from February 7, 1997 (inception) through
   December 31, 1997, the period from February 7, 1997 (inception) through
   September 30, 1997 (unaudited), the nine months ended September 30,
   1998(unaudited) and cumulative for the period from February 7, 1997
   (inception) through September 30, 1998 (unaudited) .......................................          F-6

Notes to the Financial Statements ...........................................................          F-7



                        Report of Independent Accountants


To the Board of Directors
and Stockholders of
OmniCorder Technologies, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of OmniCorder Technologies, Inc. (a development stage enterprise) at December 31, 1997, and the results of its operations and its cash flows for the period from February 7, 1997 (inception) through December 31, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is a development stage enterprise, which has only a limited and unprofitable operating history. Such factors, among others, raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Melville, New York

October 19, 1998

OmniCorder Technologies, Inc.
(A Development Stage Enterprise)

Balance Sheets
--------------------------------------------------------------------------------



                                                                      December 31,          September 30,
                                                                          1997                  1998
                                                                     -------------          -------------
                                                                                             (unaudited)
Assets
Current assets
    Cash                                                               $    76,351           $   479,468
    Prepaid research and development (Note 12)                              90,000               255,753
                                                                       -----------           -----------

        Total current assets                                               166,351               735,221

Property and equipment, net                                                  3,580                56,938
Deferred charges, net                                                         --                 206,917
                                                                       -----------           -----------

        Total assets                                                   $   169,931           $   999,076
                                                                       ===========           ===========
Liabilities and stockholders' equity

Current liabilities
    Accounts payable and accrued expenses                              $    21,408           $    45,649
    Accounts payable to related party                                       65,559               124,379
    Bridge notes payable, net of
      unamortized discount of $625,000                                        --                 125,000
                                                                       -----------           -----------

        Total liabilities                                                   86,967               295,028

Stockholders' equity
Preferred stock; $.01 par value; 1,000,000 shares authorized;
    no shares outstanding                                                     --                    --
Common stock; $.01 par value; 10,000,000 shares authorized;
    1,730,665 and 2,358,397 shares issued and outstanding at
    December 31, 1997 and September 30, 1998, respectively                  17,307                23,584
Additional paid-in-capital                                                 254,243             1,613,461
Deficit accumulated during the development stage                          (143,516)             (917,927)
Subscriptions receivable                                                   (45,070)              (15,070)
                                                                       -----------           -----------

        Total stockholders' equity                                          82,964               704,048
                                                                       -----------           -----------

Commitments and contingencies

        Total liabilities and stockholders' equity                     $   169,931           $   999,076
                                                                       ===========           ===========



   The accompanying notes are an integral part of these financial statements.

OmniCorder Technologies, Inc.
(A Development Stage Enterprise)

Statement of Operations
--------------------------------------------------------------------------------


                                                                                                      Cumulative
                                       For the period       For the period                          for the period
                                      from February 7,     from February 7,                        from February 7,
                                      1997 (inception)     1997 (inception)       Nine months      1997 (inception)
                                           through              through              ended              through
                                        December 31,         September 30,       September 30,       September 30,
                                            1997                 1997                1998                1998
                                     -------------------- -------------------- ------------------ --------------------
                                                              (unaudited)         (unaudited)         (unaudited)

Operating expense:
    Research and development              $    20,000           $    11,600           $   338,647           $   358,647
    General and administrative                 42,069                34,079               207,349               249,418
    Related party legal expense                81,447                29,332                97,165               178,612
                                          -----------           -----------           -----------           -----------

        Total operating expenses              143,516                75,011               643,161               786,677
                                          -----------           -----------           -----------           -----------

Operating loss                               (143,516)              (75,011)             (643,161)             (786,677)

Interest expense                                 --                    --                 131,250               131,250
                                          -----------           -----------           -----------           -----------

Net loss                                  $  (143,516)          $   (75,011)          $  (774,411)          $  (917,927)
                                          ===========           ===========           ===========           ===========

Basic and diluted net loss
    per share                             $      (.09)          $      (.04)          $      (.35)
                                          ===========           ===========           ===========

Weighted average number of
    shares outstanding                      1,683,482             1,672,000             2,188,866
                                          ===========           ===========           ===========




   The accompanying notes are an integral part of these financial statements.

OmniCorder Technologies, Inc.
(A Development Stage Enterprise)

Statement of Changes in Stockholders' Equity
--------------------------------------------------------------------------------


                                                                                        Deficit
                                                                                       Accumulated
                                                                                       During the                          Total
                                                  Number of     Par      Additional    Development     Subscription    Stockholders'
                                                    Shares     Value   Paid-in-capital    Stage         Receivable        Equity
                                                  --------   --------  --------------  -----------     ------------     -----------

Issuance of common stock to founder                 1,672,000   $ 16,720                                 $   (15,070)   $     1,650

Sale of common stock, net of expenses of $35,164       58,665        587   $   164,243                            --        164,830

Issuance of common stock warrants
     to related party for legal services                 --         --          50,000                            --         50,000

Sale of common stock warrant to related party            --         --          40,000                       (30,000)        10,000

Net loss                                                 --         --            --      $  (143,516)          --         (143,516)
                                                  -----------   --------   -----------    -----------    -----------    -----------

Balance at December 31, 1997                        1,730,665     17,307       254,243       (143,516)       (45,070)        82,964
                                                  -----------   --------   -----------    -----------    -----------    -----------

Issuance of common stock to founder (Note 12)         440,000      4,400                                                      4,400

Sale of common stock, net of expenses
    of $62,900                                        143,732      1,437       425,658           --             --          427,095

Issuance of common stock for research
    and development                                    44,000        440       149,560           --             --          150,000

Issuance of common stock warrants
    to related parties for legal services                --         --          34,000           --             --           34,000

Cash received from sale of common stock warrant          --         --            --             --           30,000         30,000

Issuance of common stock warrants in
    connection with sale of Bridge Notes                 --         --         750,000           --             --          750,000

Net loss                                                 --         --            --         (774,411)          --         (774,411)
                                                  -----------   --------   -----------    -----------    -----------    -----------

Balance at September 30, 1998 (unaudited)           2,358,397   $ 23,584   $ 1,613,461    $  (917,927)   $   (15,070)   $   704,048
                                                  -----------   --------   -----------    -----------    -----------    -----------



   The accompanying notes are an integral part of these financial statements.

OmniCorder Technologies, Inc.
(A Development Stage Enterprise)

Statement of Cash Flow
--------------------------------------------------------------------------------



                                                                                                                       Cumulative
                                                                For the period     For the period                    for the period
                                                               from February 7,   from February 7,                  from February 7,
                                                                     1997               1997                              1997
                                                                  (inception)        (inception)      Nine months      (inception)
                                                                    through            through           ended            through
                                                                 December 31,       September 30,    September 30,    September 30,
                                                                     1997               1997              1998             1998
                                                               --------------    -----------------   -------------   ---------------
                                                                                     (unaudited)      (unaudited)      (unaudited)

Cash flows from operating activities
Net loss                                                            $(143,516)       $(75,011)       $(774,411)       $  (917,927)
    Adjustment to reconcile net loss to net cash
      used in operating activities:
        Depreciation                                                     --              --              6,326              6,326
        Warrants issued to a related party for legal services          35,000          25,500           16,000             51,000
        Common stock issued for research and development                 --              --            154,400            154,400
        Amortization of original issue discount                          --              --            125,000            125,000
        Amortization of deferred financing costs                         --              --             24,583             24,583
Changes in operating assets and liabilities:
      Prepaid research and development                                (90,000)           --           (165,753)          (255,753)
      Accounts payable and accrued expenses                            86,967          72,802           83,061            170,028
                                                                    ---------        --------        ---------        -----------

        Net cash (used in) provided by operating activities          (111,549)         23,291         (530,794)          (642,343)
                                                                    ---------        --------        ---------        -----------

Cash flows from investing activities
    Capital expenditures                                               (3,580)           --            (59,684)           (63,264)
                                                                    ---------        --------        ---------        -----------

        Net cash (used in) investing activities                        (3,580)           --            (59,684)           (63,264)
                                                                    ---------        --------        ---------        -----------

Cash flows from financing activities
    Proceeds from issuances of common stock, net                      181,480           1,500          445,095            626,575
    Proceeds from issuance of common stock warrants                    10,000            --             30,000             40,000
    Deferred financing costs                                             --           (20,170)            --                 --
    Proceeds from Bridge notes, net                                      --              --            602,500            602,500
    Deferred cost of proposed public offering                            --              --            (84,000)           (84,000)
                                                                    ---------        --------        ---------        -----------

        Net cash provided by (used in) financing activities           191,480         (18,670)         993,595          1,185,075
                                                                    ---------        --------        ---------        -----------

Net increase in cash                                                   76,351           4,621          403,117            479,468

Cash at beginning of period                                              --              --             76,351               --
                                                                    ---------        --------        ---------        -----------

Cash at end of period                                               $  76,351        $  4,621        $ 479,468        $   479,468
                                                                    =========        ========        =========        ===========

   The accompanying notes are an integral part of these financial statements.

OmniCorder Technologies, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
(Unaudited with respect to the nine months ended September 30, 1998)
--------------------------------------------------------------------------------

1    Organization and Business

     OmniCorder Technologies Inc., (the "Company"), was incorporated in Delaware on February 7, 1997, to exploit its core breast cancer screening technology
     - Dynamic Area Telethermometry ("DAT"). DAT is intended to provide a painless, non-contact, radiation-free screening and diagnostic service for the early detection and management of breast cancer. The Company expects its revenues to be generated from the sale of regional licenses to provider networks to use the Company's breast cancer screening technology. The Company expects to derive other revenue from encounter or screening/diagnosis fees.

     To date the Company has not generated revenues. The Company's primary activities since inception have been research and development of its technology, negotiating strategic alliances and other agreements and raising capital.

2.   Summary of Significant Accounting Policies

     Cash and cash equivalents
     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of September 30, 1998 the Company had cash balances at a major commercial bank in excess of federally insured amounts.

     Fixed assets
     Fixed assets are recorded at cost and depreciated, using the straight-line method, over the estimated useful lives of the related assets, which is generally five years.

     Research and development
     Research and development costs have been charged to operations as incurred.

     Patents
     Patent costs have been charged to operations as incurred as their realizability was uncertain. These costs are included in research and development.

     Restatement and reclassification for stock split
     In August 1998, the Company's Board of Directors approved a 2.2 for 1 stock split on all common stock. All share and per share amounts affecting net loss per share, weighted average number of common shares outstanding, common stock issued and outstanding, additional paid-in-capital and all other stock transactions presented in these financial statements have been restated to reflect the 2.2 for 1 stock split.

     Interim financial information (unaudited)
     The interim financial data at and for the period ended September 30, 1998, for the period from February 7, 1997 (inception) through September 30, 1997 and for the cumulative amounts from inception is unaudited; however, in the opinion of the Company, interim data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results for the interim periods. Results for the interim period are not necessarily indicative of results to be expected for the full fiscal year.

OmniCorder Technologies, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
(Unaudited with respect to the nine months ended September 30, 1998)
--------------------------------------------------------------------------------

     Use of estimates
     The financial statements have been prepared in conformity with generally accepted accounting principles which require management to make reasonable estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair value of financial instruments
     The carrying value of cash, accounts payable, accrued expenses and Bridge Notes payable approximates fair value due to the relatively short maturity of these instruments.

     Income taxes
     The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

     Accounting for stock-based compensation
     In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 established a fair value based method of accounting for stock-based compensation plans. The Company has chosen to adopt the disclosure requirements of SFAS 123, and to record stock-based compensation in accordance with Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25"). Under APB 25, the Company has not recognized compensation expense with respect to such awards because the exercise price of options granted to employees has approximated the fair market value of the common stock at the respective grant dates.

     Net loss per common share
     The Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128") effective December 1997.

     Basic net loss per common share is computed by dividing net loss to common shareholders for the period by the sum of the weighted average number of shares of common stock issued and outstanding. Diluted earnings per share is computed by dividing net loss for the period by the sum of the weighted average number of shares of common stock issued and outstanding, increased to include the number of common shares that would have been issued if all outstanding stock options, and stock warrants were converted. Diluted common shares are based on the most advantageous convertible rate or exercise price available to the security holder.

     At December 31, 1997 and September 30, 1998 outstanding options and warrants to purchase 152,065 and 478,725 shares of common stock, respectively, with exercise prices ranging from $3.40 to $6.00 could potentially dilute basic earnings per share in the future but have not been included in the computation of diluted net loss per share because to do so would be antidilutive for the periods presented.

OmniCorder Technologies, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
(Unaudited with respect to the nine months ended September 30, 1998)
--------------------------------------------------------------------------------


     Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130")
     On June 30, 1997, the FASB issued SFAS 130. This statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. SFAS 130 requires that an enterprise
     (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position.

     This statement is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. The adoption of SFAS 130 did not have a material impact on the Company as comprehensive net loss was the same as net loss.

     Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133")
     In June 1998, the FASB issued SFAS 133. This statement established accounting and reporting standards for derivative instruments and hedging activities. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value.

     This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The effect of the adoption of this statement is not expected to have a significant impact on the Company.

3.   Liquidity and Business Risks

     The Company is in the development stage and currently has no sources of revenue. At December 31, 1997, the Company had a deficit accumulated during the development stage of $143,516 ($917,927 at September 30, 1998). Such accumulated losses have resulted principally from costs incurred in research and development and from general and administrative expenses. The Company has funded its operations since inception through the use of cash obtained principally from third party financings. The Company's success depends upon many factors including its ability to obtain additional financing. The Company is currently pursuing an initial public offering of its common stock (see Note 9), in order to obtain the additional financing necessary to complete the development of the DAT system and to bring the DAT system to market. Management believes that cash of $479,468 as of September 30, 1998, combined with anticipated net proceeds from the proposed initial public offering, will be sufficient to support its operations for 24 months from the closing of the offering. However, there can be no assurance that the Company will be successful in obtaining additional financing or that it will be successful in further developing and commercializing the DAT system and related services.

OmniCorder Technologies, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
(Unaudited with respect to the nine months ended September 30, 1998)
--------------------------------------------------------------------------------

4.   Property and Equipment

                                          December 31,     September 30,
                                              1997             1998
                                          ------------     -------------

     Computer equipment                    $ 3,580            $17,930
     Medical equipment                        --               45,334
                                           -------            -------

                                             3,580             63,264

     Less:  accumulated depreciation          --                6,326
                                           -------            -------

                                           $ 3,580            $56,938
                                           =======            =======


5.   Deferred Charges

     Deferred charges consists of the following at September 30, 1998:

     Deferred financing costs relating to Bridge Notes, net            $122,917
         of accumulated amortization of $24,583
     Deferred costs of proposed public offering                          84,000
                                                                       --------

                                                                       $206,917
                                                                       ========



6.   Accrued Expenses

     Accrued expenses included the following:

                                          December 31,     September 30,
                                             1997              1998
                                          ------------     -------------

    Compensation and related benefits      $ 6,423            $ 4,450
    Consulting and professional fees        10,000             29,335
    Interest                                  --                6,250
    Other                                    4,985              5,614
                                           -------            -------

                                           $21,408            $45,649
                                           =======            =======

OmniCorder Technologies, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
(Unaudited with respect to the nine months ended September 30, 1998)
--------------------------------------------------------------------------------

7.   Income Taxes

     The tax effect of temporary differences and carryforwards that give rise to significant portions of the deferred tax assets are as follows:


                                           December 31,    September 30,
                                              1997             1998
                                           ------------    -------------

     Deferred tax asset:
         Net operating loss carryforwards   $  21,000         $ 333,000
         Start-up costs                        32,000            27,000
                                            ---------         ---------

                                               53,000           360,000

         Valuation allowance                  (53,000)         (360,000)
                                            ---------         ---------

             Net deferred tax asset         $   -0-           $  -0-
                                            =========         =========

     The Company has recorded a full valuation allowance against its deferred tax assets since management believes that based upon the available objective evidence it is not more likely than not that assets will not be realized. The Company's effective tax rate differs from the federal statutory rate as a result of the change in the valuation allowance.

     As of December 31, 1997 and September 30, 1998, the Company has net operating loss carryforwards of $53,000 and $883,000, respectively, available to offset future taxable income. These carryforwards will expire at various dates through 2018, subject to certain limitations.

8.   Bridge Financing

     On August 31, 1998, the Company sold an aggregate of $750,000 of 10% Exchangeable Senior Bridge Notes ("Bridge Notes") to accredited investors. The net proceeds of the Bridge Notes were approximately $602,500 after offering costs. The Bridge Notes are payable at the earlier of the closing of an initial public offering ("IPO") or February 28, 1999, subject to extension to September 30, 1999 under certain circumstances. Accrued interest is payable in a balloon payment upon the maturity of the Bridge Notes. In connection with the Bridge Notes, the Company issued warrants ("Bridge Warrants") to purchase 250,000 shares of common stock at an exercise price of $6 per share. The Bridge Notes are convertible, at the Company's option, to common stock at a conversion price of $3.40 if the underwriter is unable to complete the IPO at a share price of at least $8.00 and the Company chooses not to complete the IPO. If the Bridge Notes are converted into common stock, the aggregate number of shares issuable upon exercise of the Bridge Warrants would be 125,000 shares. Included in the Bridge Financing is $150,000 of Bridge Notes and 50,000 warrants with related parties.

     All of the gross proceeds from the Bridge financing have been allocated to the Bridge Warrants based on their estimated fair value which resulted in $750,000 of original issue discount and a corresponding amount of additional paid-in-capital. The discount is being amortized over the six month term of the Bridge Notes and the amortization through September 30, 1998 totaled $125,000.

OmniCorder Technologies, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
(Unaudited with respect to the nine months ended September 30, 1998)
--------------------------------------------------------------------------------

9.   Stockholders' Equity

     Initial capitalization and founders shares
     In February 1997 and March 1998 the Company issued to its founders 1,672,000 and 440,000 shares of common stock, respectively, for consideration of $16,720 and the rights to technology transferred to the Company, respectively (see Note 12).

     Proposed public offering

     The Company has entered into a non-binding term sheet with an underwriter with respect to a proposed initial public offering of the Company's common stock. There is no assurance that such offering will be consummated. The Company expects to offer approximately 1,100,000 shares of the Company's common stock at an approximate price of $9 per share. In addition the Company will issue to the underwriter, warrants to purchase shares of common stock equal to 10% of the number of shares offered in the public offering. The warrants will be exercisable at any time during a period of four years commencing on the first anniversary date of their issuance at a price equal to 120% of the initial public offering price of the shares. The Company also entered into a 30 month consulting agreement with the underwriter for a total cost of $60,000 which will be paid out of the proceeds of the proposed public offering.

     Change in authorized number of shares
     Effective November 10, 1997, the Company amended its articles of incorporation to increase the number of its authorized shares of common and preferred stock to 2,000,000 and 1,000,000 shares, respectively. In August 1998, the Company amended its articles of incorporation to increase the number of its authorized shares of common stock to 10,000,000 shares.

     Private placement
     In October 1997, the Company commenced a private placement of shares of common stock at a price of $3.40 per share. The Company has sold 58,665 and 143,732 shares through December 31, 1997 and September 30, 1998 respectively. The stockholders were granted the right to receive additional shares of common stock, for a period a two years after their initial investment, if the Company issues common stock, or convertible securities at a share price of less than $3.40. The number of additional shares would be that amount which such holders would have received had they purchased shares of Common Stock at such lower price, using the same dollar amount of their initial investment. The placement agent received a commission of 5% of the aggregate purchase price of the common stock placed, and was granted warrants to purchase 12,467 shares of common stock, at an exercise price of $3.40 per share. These warrants have a five year term.

     Warrants
     In 1997 and 1998, the Company received $40,000 from the sale of a stock warrant, to a director of the Company who is a partner at the Company's law firm. This warrant entitles the holder to purchase up to $180,000 of any securities the Company may issue through January 6, 2004, on the same terms and conditions as those issued. At December 31, 1997 and September 30, 1998, the warrant was exercisable at an exercise price of 3.40 per share into approximately 52,800 shares of the Company's common stock. These warrants were not exercisable for the securities issued in the Bridge Financing discussed in Note 8.

     In 1997 and 1998, the Company issued warrants to its legal counsel, a law firm in which a director of the Company is a partner, in consideration for the deferral of payment of legal fees. The warrant entitles the Company's legal counsel to purchase up to $427,500 of any securities sold by the Company to outside investors at the same prices as sold to such investors through January 6, 2004 (as to $337,500 worth of such securities) and through February 15, 2004 (as to $90,000 worth of such securities). As of September 30, 1998, the warrant would be exercisable into approximately 125,400 shares of the Company' common stock at an exercise price of $3.40 per share. These warrants were not

OmniCorder Technologies, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
(Unaudited with respect to the nine months ended September 30, 1998)
--------------------------------------------------------------------------------

     exercisable for the securities issued in the bridge financing discussed in
     Note 8. The estimated fair value of the warrants was $84,000, of which $35,000 and $16,000 was charged to general and administrative expense and $15,000 and $18,000 was charged to equity (for costs associated with the raising of capital), for the period February 7, 1997 (inception) to December 31, 1997 and the nine months ended September 30, 1998, respectively.

10.  Related Party Transactions

     The Company has incurred legal fees to a law firm in which a Director of the Company is a Partner in the amount of $116,617 and $232,919 for the period from February 7, 1997 (inception) through December 31, 1997 and for the nine months ended September 30, 1998, respectively.

     The Company has an accounts payable balance with the related party law firm in the amount of $65,559 and $124,379 at December 31, 1997 and September 30, 1998, respectively.

     In September 1998, the Company entered into an agreement with the related party law firm in connection with a proposed initial public offering. The Company is obligated to pay the law firm a fixed fee of $150,000 relating to the proposed IPO discussed in Note 9.

11.  Stock Option Plan

     In 1998, the Company adopted a stock option plan under which it may grant qualified and nonqualified options to purchase up to 400,000 shares of common stock to employees and consultants. Qualified options shall be exercisable for a period of up to ten years from the date of the grant at no less than the fair value on the date of the grant. The term of such options shall be five years from the date of grant for stockholders who own more than ten percent of the voting power of all classes of stock of the Company at the date of grant, and shall be exercisable at no less than 110% of fair value on the date of grant for such holders.

     A summary of activity under the stock option plan is as follows:



                                                        Options                      Exercise
                                                       Available       Shares          Price
                                                          for           under           per
                                                         Grant         Option          Share
                                                     -----------      -----------    --------

     Options outstanding at January 1, 1998               --             --
     Shares authorized                                 400,000
     Granted                                           (39,600)        39,600        $   3.40
     Exercised                                              --             --              --
                                                      --------         ------        --------

     Options outstanding at September 30, 1998         360,400         39,600        $   3.40
                                                      --------         ------        --------

     Options exercisable at September 30, 1998          39,600                       $   3.40
                                                        ======                       ========


OmniCorder Technologies, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
(Unaudited with respect to the nine months ended September 30, 1998)
--------------------------------------------------------------------------------

     In April 1998, non-qualified options to purchase 39,600 shares of the Company's common stock at an exercise price of $3.40 per share were issued to certain Directors.

12.  License Agreements

     Technology License Agreement
     In 1997 and in connection with the formation of the Company, the founding shareholders entered into an agreement pursuant to which the Company could acquire the exclusive worldwide right to exploit technology related to the detection of cancerous lesions by their effect on the periodic modification of perfusion in the surrounding tissues (the "Technology"). In February 1998, the Company funded the required research budget and in March 1998, released 440,000 shares of previously reserved common stock to one of the founders. The Company recorded the issuance of these shares at the historical cost of the technology transferred.

     The license, as amended, required the Company to fund future research and development costs in the amount of $495,000. The Company funded the first $110,000 of this obligation in late 1997 with the balance paid in March 1998. The Company also entered into a consulting agreement with a company controlled by a stockholder of the Company. Under the terms of the agreement the Company is contractually obligated to pay a maximum of $26,000 for consulting services; $25,000 for travel; and $50,000 for research supplies for a twelve month period. The Company satisfied this entire obligation with a one-time $50,000 payment which is included in the $495,000 discussed above. The Company will also be obligated to pay a royalty to the Stockholder for each installed device. The stockholder has the option to acquire title to a research camera in March 1999 provided that the camera is used for non-competitive basic research only.

     Caltech License Agreement
     In September 1997, the Company entered into an agreement with the California Institute of Technology ("Caltech") which grants the Company the right to acquire an exclusive license to exploit Caltech's infrared radiation detection technology in the field of detection of infrared radiation for commercial medical applications. In addition, the Company has the right to sublicense this technology. The Company is obligated to pay Caltech a royalty based on revenues derived from licensed products and services and revenues derived from sublicenses. The Company has agreed to issue Caltech, 88,000 shares of common stock. In May 1998, the Company issued 44,000 shares of common stock to Caltech and will be required to issue an additional 22,000 shares on the first and second anniversary dates of the agreement, May 1999 and May 2000, respectively. The Company may elect to terminate the agreement at any time without being obligated to issue any of the remaining unissued shares.

     While in effect, the agreement requires that the Company pay 50% of all attorney fees in connection with preparation, filing and prosecution, issuance and maintenance of the licensed patent rights in the United States. The Company is also obligated to pay 100% of patent costs in foreign jurisdiction. The license agreement may be canceled at Caltech's option if it has not received minimum license fees of $10,000 in any one year period commencing January 31, 1999.

     The Lockheed Martin License Agreement
     The Company entered into an exclusive license agreement with Lockheed Martin Corporation ("Lockheed") on September 18, 1998. Pursuant to this agreement, the Company was given the exclusive license to exploit, worldwide, all biomedical applications of certain enhanced infrared detector technologies know as Enhanced Quantum Well Infrared Photodetectors ("EQWIP"). The EQWIP technology is protected by a patent owned by Lockheed. In order to maintain exclusivity, the Company is subject to a number of milestones it must meet relating to royalty generation, development of

OmniCorder Technologies, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
(Unaudited with respect to the nine months ended September 30, 1998)
--------------------------------------------------------------------------------

     markets and territories, utilization of the EQWIP technology in certain percentages of the Company's installed base of diagnostic equipment and required levels of royalty generating installations. However, the Company does not believe that the loss of exclusivity under the Lockheed Agreement will have a material adverse affect on its business, financial condition or results from operations.

     The Company has also agreed to license back to Lockheed any improvements the Company makes to the EQWIP technology for applications in which the Company does not retain exclusivity. Under certain conditions, the Company may sublicense its rights to develop specific territories and markets to third-parties, subject to consent of Lockheed. The Company is entitled to utilize any improvements to the EQWIP technology developed by Lockheed. The Company is permitted to utilize a manufacturer of its choosing to manufacture cameras utilizing the EQWIP technology.


13.  Commitments and Contingencies

     Obligations under operating lease
     The Company is not obligated under any material operating leases.

     Employment agreement
     In December 1997, the Company entered into an employment contract with its Chief Executive Officer. In connection with the contract, the Company is contractually obligated to pay approximately $90,000 per year commencing January 1, 1998 for a four year period. In the event the Company has received equity financing of at least $2.25 million, the salary will be increased to $135,000 per annum and to $180,000 per annum on the later of January 1, 1999 or the date the Company receives at least $2.25 million of financing.

     Capital expenditures
     As of September 30, 1998, the Company has agreed to purchase medical equipment for approximately $470,000.

                                Table of Contents

Prospectus Summary...........................................................

Risk Factors.................................................................

Use Of Proceeds..............................................................

Capitalization...............................................................

Dividend Policy..............................................................

Dilution.....................................................................

Management's Discussion and Analysis of
      Financial Condition and Results of Operation...........................

Business.....................................................................

Management...................................................................

Security Ownership Of Certain Beneficial
      Owners And Management..................................................

Description of Securities....................................................

Certain Relationships And Related Transactions...............................

Shares Eligible for Future Sale..............................................

Underwriting.................................................................

Legal Matters................................................................

Experts......................................................................

Index to Financial Statements.............................................F-1

[Until ____________, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.] Insert on back cover of printed prospectus only!

Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Statement of expenses of the Offering (other than underwriting discounts and commissions):

      Expense                                                   Amount
      -------                                                   ------

Registration Fees                                               3,760

Federal Taxes

State Taxes and Fees

Transfer Agents' Fees

Printing and Engraving                                         70,000

Legal Fees                                                    150,000

Accounting Fees                                                90,000

Listing Fees
                                                            ---------
      Total:

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's Certificate of Incorporation limits, to the maximum extent permitted by Delaware Law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director, and provides that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law. Section 145 of the Delaware Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative action by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Delaware Law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Company's Certificate of Incorporation have no effect on the availability of equitable remedies, such as injunction or recision, for a director's breach of the duty of care. The Company's Certificate of Incorporation provides that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware Law.


                     RECENT SALES OF UNREGISTERED SECURITIES

October 1997 Private Placement (the "Private Placement")

      In October 1997, the Company commenced a private placement of shares of Common Stock at a price of $3.40 per share. The Company sold 202,396 shares of its Common Stock in the Private Placement to 19 accredited investors, receiving gross proceeds of $690,000. The principal underwriter of the Private Placement was Cambridge which received a commission of 5% of the aggregate purchase price of the $425,000 of Common Stock it placed in the Private Placement, and was granted a warrant to purchase shares of Common Stock equal to ten percent (10%) of the number of shares of stock it placed, subject to adjustments for dilution and certain events including, but not limited to stock dividends, stock splits, reclassification or mergers. As of February 1998, Cambridge was granted 12,467 warrants which are exercisable for five years from the date of issuance at an exercise price of $3.40 per share of Common Stock.

      The Private Placement was exempt from State and Federal registration pursuant to section 4(2) of the Securities Act of 1933.

August 1998 Bridge Financing

      On August 31, 1998, the Company sold an aggregate of $750,000 of 10% Exchangeable Senior Bridge Notes ("Notes") and Warrants to 15 accredited investors (the "Bridge Financing"). Under the terms of the Bridge Financing, the Notes will be payable upon the earlier of February 28, 1999, or the closing of the Offering, subject to extension by one day for each day after November 30, 1998 the Company does not deliver to Cambridge a preliminary prospectus relating to the Offering. The principal underwriter of the Bridge Financing was Cambridge and it received a commission of 10% of the aggregate purchase price of the Notes, in addition to a non-accountable expense allowance equal to 3% of such aggregate purchase price. Interest will be paid in one balloon payment at maturity. The Note holders also received a warrant entitling them to purchase one share of Common Stock at a price of $6 for each $3 of Notes purchased for a five (5) year period. A total of up to 250,000 shares of Common Stock are issuable pursuant to these warrants. The Notes provide that they can be converted to Common Stock at price of $3.40 per share if Cambridge is not willing to complete the Company's initial public offering at a price of at least $8 per share and the Company decides not to proceed with an initial public offering. If the Notes are converted to Common Stock, the number of shares issuable pursuant to the warrants are reduced to 125,000 shares. The maturity of the Notes can also be extended to September 30, 1999, if Cambridge is not willing to complete the Company's initial public offering at a price of at least $9 per share. The maturity of the Notes can also be extended to the earlier of September 30, 1999, or the closing of the Offering upon consent of Cambridge and the Company, if they agree to defer the Company's initial public offering to a date no later than September 30, 1999.

      The Bridge Financing was exempt from State and Federal registration pursuant to Section 4(2) of the Securities Act of 1933 and under Rule 506 of Regulation D, promulgated under the Securities Act of 1933.

Warrants and Options to Purchase Common Stock

      In December 1997, the Company issued a warrant to Richard A. Lippe, a director of the Company, who is a stockholder and officer at the Company's legal counsel, and received proceeds of $40,000. Under the terms of the warrant, Mr. Lippe was granted the right to purchase up to $180,000 worth of any securities the Company issues through January 6, 2004. As of September 1998, the warrant is exercisable into 52,800 shares of the Company's Common Stock at an exercise price of $3.40 per share.

      Pursuant to an agreement entered into in August, 1997, the Company issued warrants to Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C. ("MLG"), its legal counsel, in consideration of the deferral of legal fees. The total amount of legal fees deferred was $95,000. The warrants entitle MLG to purchase up to $427,500 worth of any securities sold by the Company to outside investors at the same prices as sold to such investors through January 6, 2004 (for $337,500 worth of such securities) and February 15, 2004 (for $90,000 worth of such securities). As of September 1998, the warrants are exercisable for up to 125,400 shares of the Company's Common Stock at an exercise price of $3.40 per share.

      In April 1998, the Company issued options to purchase 13,200 shares of Common Stock to each of its non-employee directors at the time, or an aggregate of options to purchase up to 39,600 shares of Common Stock. The options are exercisable for a term of 10 years at a price of $3.40 per share.

      In February 1998, The Company issued to Cambridge warrants to purchase up to 12,467 shares of Common Stock at an exercise price of $3.40 per share, for a five year term. These warrants were issued as compensation to Cambridge for placing $425,000 of shares of Common Stock in the Private Placement.

                                    EXHIBITS

Index to Exhibits

Exhibit
(1)        (i)        Underwriting Agreement
           (ii)       Selected Dealers Agreement
           (iii)      Underwriters Warrant Agreement
(2)
(3)        (i)        Certificate of Incorporation
           (ii)       By-laws
(4)
(5)        Opinion re: legality*
(6)
(7)
(8)
(9)
(10)   Material Contracts
           (i)(a)   Anbar License Agreement
           (i)(b)   Amendment to Anbar License Agreement
           (i)(c)   Exercise of Anbar License Agreement
           (ii)(a)  Caltech License Agreement
           (ii)(b)  Amendment to Caltech License Agreement
           (iii)    Lockheed Martin License Agreement
           (iv)     Mark Fauci Employment Agreement
(11.1) Computation of basic and diluted net loss per common share
(23.2) Consent of PricewaterhouseCoopers LLP
(27)   Financial Data Schedule

--------------------------------------------------------

* To be filed by amendment


                                  UNDERTAKINGS


      The Company will provide to the Underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company, the issuer has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB- 2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the County of Nassau, State of New York, on October 20, 1998.

                           (Registrant) OMNICORDER TECHNOLOGIES, INC.
                                        --------------------------------

                           By (Signature

                           and Title)    s/ Mark A. Fauci
                                        --------------------------------
                                        Mark A. Fauci, President,
                                        Chief Executive Officer and
                                        Chief Financial Officer


      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


                           (Signature) s/Richard Lippe
                                       ---------------------------

                           (Title)     Director

                           (Date)      October 20, 1998



                           (Signature) s/Mark Fauci
                                       ---------------------------

                           (Title)     Director, President & Chief
                                       Executive Officer

                           (Date)      October 20, 1998



                           (Signature) s/Jim Hayward
                                       ---------------------------

                           (Title)     Director

                           (Date)      October 20, 1998

                           (Signature) s/Irving Price
                                       ---------------------------

                           (Title)     Director

                           (Date)      October 20, 1998



                           (Signature) s/Paul Rabbiner
                                       ---------------------------

                           (Title)     Director & Interim Vice
                                       President, Sales

                           (Date)      October 20, 1998

                                  EXHIBIT INDEX

Index to Exhibits

Exhibit
(1)        (i)        Underwriting Agreement
           (ii)       Selected Dealers Agreement
           (iii)      Underwriters Warrant Agreement
(2)
(3)        (i)        Certificate of Incorporation
           (ii)       By-laws
(4)
(5)        Opinion re: legality*
(6)
(7)
(8)
(9)
(10)   Material Contracts
           (i)(a)   Anbar License Agreement
           (i)(b)   Amendment to Anbar License Agreement
           (i)(c)   Exercise of Anbar License Agreement
           (ii)(a)  Caltech License Agreement
           (ii)(b)  Amendment to Caltech License Agreement
           (iii)    Lockheed Martin License Agreement
           (iv)     Mark Fauci Employment Agreement
(11.1) Computation of basic and diluted net loss per common share
(23.2) Consent of PricewaterhouseCoopers LLP
(27)   Financial Data Schedule

--------------------------------------------------------

* To be filed by amendment